                                                                    EXHIBIT 2.11

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------

    This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of September 4, 1997 by and among LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation which is the owner of all of the authorized and issued capital stock of the Buyer (the "Parent"), and AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation (the "Seller") and Richard
A. Portas, a resident of New Jersey, individually ("Portas"), Joseph N. Spinozzi, a resident of New York, individually ("Spinozzi"), Carl Anderson, a resident of New York, individually ("Anderson") and Howard Breshin, a resident of New York, individually ("Breshin") (Portas, Spinozzi, Anderson and Breshin being collectively referred to sometimes as the "Seller's Stockholders").
Buyer, Parent, Seller and the Seller's Stockholders are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                             W I T N E S S E T H :
                             - - - - - - - - - -

    WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

    WHEREAS, the Buyer and the Parent desire for the Buyer to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business, and the Seller desires to sell such Assets to the Buyer;

    WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets;

    NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

    As used herein, the following terms shall have the following meanings:

    ACCOUNTS PAYABLE. The term "Accounts Payable" shall mean all of the accounts payable of the Business.

    ACCOUNTS PAYABLE REPORT. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows the accounts payable of the Business by service provider and the age of each Account Payable.

    ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all of the accounts receivable of the Business.

    ACCOUNTS RECEIVABLE REPORT. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows the Accounts Receivable of the Business listed separately by customer and with the age of each Account Receivable.

    AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a government or political subdivision thereof.

    ANCILLARY AGREEMENTS. The term "Ancillary Agreements" shall have the meaning set forth in Section 3.2.

    ASSETS.  The term "Assets" shall have the meaning set forth in Section 2.1.

    ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning set forth in Section 2.6.

    BALANCE SHEET REPORT. The term "Balance Sheet Report" means the unaudited cash basis balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller adjusted to include the Accounts Receivable, Accounts Payable, Trade Payables, Notes Payable and accrued liabilities and further adjusted to exclude Excluded Assets and liabilities not assumed by the Buyer prepared by the Seller on a basis consistent with prior time periods, except for giving effect to the pro forma adjustments reflected in the Financial Statements.

    BILL OF SALE.  The term "Bill of Sale" shall have the meaning set forth in
Section 6.2(g).

    BOOKS AND RECORDS. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

    BUSINESS. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

    BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1A.

    CASH PURCHASE PRICE. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(i).

    CLOSING. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date.

    CLOSING DATE. The term "Closing Date" shall mean September 5, 1997, or such later date as shall be mutually agreed by and between the Buyer and Seller .

    CLOSING DATE ACCOUNTS PAYABLE REPORT. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

    CLOSING DATE ACCOUNTS RECEIVABLE REPORT. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

    CLOSING DATE BALANCE SHEET REPORT. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

    CLOSING DATE INCOME STATEMENT. The term "Closing Date Income Statement" shall mean an income statement of the Seller, prepared for the period commencing January 1, 1997 and ending at the Closing Date, after giving effect to the same pro forma adjustments, if any, set forth in the Financial Statements.

    CLOSING DATE REPORTS. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

    COMMON STOCK. The term "Common Stock" shall mean the $.01 par value common stock of the Parent.

    CONTRACTS.  The term "Contract" shall have the meaning as contained in
Section 2.1(b).

    CUSTOMERS.  The term "Customers" shall have the meaning as contained in
Section 3.28.

    DAMAGES.  The term "Damages" shall have the meaning set forth in Section
7.1A.

    EFFECTIVE DATE.  The term "Effective Date" shall mean the "Closing Date."

    EMPLOYEE. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing court reporting or litigation support services to Seller from time to time.

    ENVIRONMENTAL, HEALTH & SAFETY LAWS. The term "Environmental, Health & Safety Laws" shall mean all laws (including rules and regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and all agencies thereof concerning pollution or protection of the environment, public health and safety, or employee health and safety.

    ERISA.  The term "ERISA" shall have the meaning as contained in Section
3.20.

    EQUIPMENT.  The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

    EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

    FINAL NET WORTH. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

    FINANCIAL STATEMENTS. The term "Financial Statements" shall mean the Seller's balance sheet income statement and statement of cash flows of the Seller at and for the period ended June 30, 1997.

    GAAP. The term "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    GUARANTEED NET WORTH. The term "Guaranteed Net Worth" shall mean the amount of $254,901, as such amount may be increased under Section 2.6 upon payment of the Notes Payable by the Buyer.

    INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(e).

    LEASED ASSETS. The term "Leased Assets" shall have the meaning ascribed thereto in Section 3.6.

    NET WORTH. The term "Net Worth" means the dollar amount of total assets minus the total liabilities of the Seller as of a given time period as determined by the Balance Sheet Report as of such time period.

    NOTE.  The term "Note" shall have the meaning set forth in Section 2.3(iii).

    NOTES PAYABLE. The term "Notes Payable" shall mean any and all indebtedness of Seller (i) pursuant to a credit facility dated March 13, 1997 ("WCMA Note, Loan and Security Agreement") between Seller and Merrill Lynch Financial Business Services, Inc. in the aggregate original principal amount of $300,000 due March 1998, or (ii) to Citibank.

    NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 7.1C.

    NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 7.1C.

    ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of Seller's business substantially consistent with Seller's past custom and practice.

    OWNER. The term "Owner" shall mean Amicus One Legal Support Services, Inc., the owner of the Business.

    PARENT SHARES. The term "Parent Shares" shall mean any of the shares of common stock of the Parent whether issued at the Closing or issued or issuable upon conversion of the Note, as contemplated by this Agreement and any of the Ancillary Agreements, as the context requires.

    PUBLIC OFFERING. The term "Public Offering" means the sale by the Parent of any of its Common Stock for cash in an underwritten public offering registered on the appropriate form with the Securities and Exchange Commission.

    PUBLIC OFFERING PRICE. The term "Public Offering Price" shall refer to the initial share price of the Common Stock at the time and on the date of the initial Public Offering of Common Stock by Parent.

    PURCHASE PRICE. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

    REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" shall have the meaning as contained in Section 6.2(j).

    SCHEDULE OF ACCRUED LIABILITIES. The term "Schedule of Accrued Liabilities" shall mean a schedule of accrued liabilities prepared for the period and as of the date specified, with such pro forma adjustments, if any, as may be contemplated by this Agreement.

    SELLER INDEMNIFIED PARTIES. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1B.

    SHAREHOLDERS' AGREEMENT. The term "Shareholders' Agreement" shall have the meaning set forth in Section 6.2(j).

    SUBORDINATION AGREEMENTS. The term "Subordination Agreements" shall mean the Subordination Agreements of even date herewith entered into among Seller and any of the Buyer, the Parent, Affiliates, and holders of Senior Indebtedness (as such item is defined in Note).

    TRADE PAYABLES. The term "Trade Payables" shall mean all of the Accounts Payable of the Business incurred in the ordinary course of business.

                                  ARTICLE II
                     PURCHASE OF ASSETS AND PURCHASE PRICE
                     -------------------------------------

    2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase and receive from the Seller on the Effective Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

    (a) All office equipment, supplies, computer hardware, computer software, data processing equipment, and other equipment (the "Equipment"), including the Equipment described on Schedule 2.1(a);

    (b) All contracts, leases, documents, franchises, licenses, instruments, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and options relating to the foregoing (the "Contracts"), including the material Contracts of the Seller described on Schedule 2.1(b);

    (c) All customer and supplier files and databases, customer and supplier lists, and copies of accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on Schedule 2.1(c);

    (d) Employee files for those employees actually hired by Buyer;

    (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on Schedule 2.1(e) or as described in Section 2.1(j);

    (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

    (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on Schedule 2.1(g);

    (h) All goodwill and going concern value and all other intangible properties related to the Business;

    (i) All of Seller's receivables, including Accounts Receivable, notes receivable and trade receivables, and intercompany receivables relating to the Business; and

    (j) The exclusive right to use the names "Amicus One Legal Support Services, Co.," "Cardinal Reporting Co." and "AM Court Reporting, Co.", any similar name or derivative thereof, and any past or present assumed names or trade names in connection with Seller's use of the Assets (the "Seller's Names") in all areas in which the Business is conducted and all other rights with respect to the Seller's Names in which the Seller has an interest outside such area, if any, except that Seller may use the aforementioned names in connection with the winding up of its affairs and liquidation.

    2.2 EXCLUDED ASSETS. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash, and (ii) cash investments in securities, cash deposits (including security deposits for utilities and other security deposits), right to receive cash refunds, and other cash equivalents, all as more specifically described on Schedule 2.2.

    2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer or the Parent shall pay the Seller, at the Closing, the aggregate amount of the following (the "Purchase Price"):

    (i) Cash in the amount of One Million Six Hundred Thousand Dollars ($1,600,000) (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds to the account or accounts specified by the Seller;

    (ii) 116,471 shares of Common Stock at a deemed issuance price of Eight and 50/100 Dollars ($8.50); and

    (iii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note of the Buyer dated as of the Closing Date in substantially the form of EXHIBIT A in the amount of Five Hundred and Sixty Thousand Dollars ($560,000) which shall be subordinated to other indebtedness of the Parent and the Buyer as specified therein, and convertible into Common Stock, as provided therein ( the "Note"); The Note shall, subject to certain cash flow requirements and certain limitations imposed by the Subordination Agreements, bear interest at an annual rate of Six Percent (6%), and provide for equal quarterly payments of accrued interest for the first year and equal quarterly payments of principal and accrued interest over a four (4) year period commencing with the fifth quarterly payment date.

    2.4 DETERMINATION OF FINAL NET WORTH. Each of the Closing Date Balance Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, the Closing Date Schedule of Accrued Liabilities and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Seller shall be compiled by the Seller's accountants, as promptly as possible after the Closing, and delivered, along with a letter as to the scope of such compilation, to Buyer and Buyer's accountants within 30 days after the Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 30 days of receipt thereof of any discrepancy as a result of their compilation thereof. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 30 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer. The Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to any such discrepancy in the Closing Date Reports for purposes of determining the Final Net Worth of the Seller shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

    2.5 ADJUSTMENT OF PURCHASE PRICE. After the Closing Date, the Purchase Price set forth in Section 2.3 shall be adjusted as follows: (i) if the Final Net Worth of the Company as finally determined pursuant to Section 2.4 shall be more than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be increased by an amount equal to the amount of such excess, and paid to Seller by wire transfer promptly upon determination of final net worth and (ii) if the Final Net Worth of the Company as finally determined pursuant to Section
2.4 shall be less than the Guaranteed Net Worth, then the Note portion of the Purchase Price and thereafter, if necessary, the Common Stock delivered under
Section 2.3(ii) shall be reduced by an amount equal to the amount of such shortfall (such Common Stock to be valued at $8.50 per share for purposes of this Section 2.5 only).

    2.6 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, the Buyer agrees that on the Closing Date, it will not assume any liabilities of Seller except for those liabilities listed as current liabilities on Seller's Balance Sheet dated June 30, 1997 (including the notes thereto), subject, however, to adjustments for changes in liabilities occurring in the ordinary course of Seller's business following June 30, 1997 through the Closing Date, as determined under Section 2.4 and set forth on the Closing Date Reports ("Assumed Liabilities"). Buyer specifically excludes and does not assume any liabilities relating to or arising out of any of Seller's tax obligations, tax claims, tax charges, tax fines or any related tax liabilities, regardless of the source, cause or origin of such tax liabilities. At or prior to the Closing, Buyer shall pay by wire transfer of immediately available funds the full amount due on the note payable to Merrill Lynch Business Financial Services, Inc. and as soon as practicable thereafter provide the Seller with evidence of release of all liens with respect thereto. Upon payment of such Notes Payable, the amount of the Guaranteed Net Worth shall be increased by all amounts paid with respect thereto.

    2.7 ALLOCATION OF PURCHASE PRICE. For all federal, state and local tax purposes, the Purchase Price shall be allocated among the various Assets in the manner indicated in SCHEDULE 2.7 hereto subject to adjustment pursuant to the Closing Date Reports. None of the Parties shall file any tax return or report or take any position with any taxing agency or authority which is inconsistent with the foregoing allocation, except to the extent mandated by a court of law or the appropriate taxing agency or authority in a determination binding upon one Party provided that such Party has given written notice and reasonable opportunity to the other Party, at its expense, to contest and appeal such determination on behalf of both Parties and such determination has nevertheless become final. Within ninety (90) days after the Closing Date, the Parties shall prepare for filing with the Internal Revenue Service a Form 8594 in accordance with the foregoing allocation.

    2.8 TAXES. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. On or before the Effective Date, the Seller agrees to furnish to the Buyer certificates from the state taxing authorities, and any related certificates, that the Buyer may reasonably request and are reasonably available from the relevant taxing authorities, as evidence that all sales and use tax liabilities of the Seller accruing before the Effective Date have been fully provided for or satisfied. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date.

    2.9 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

    The Seller hereby represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

    3.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all necessary corporate powers to own its properties and to operate the Business as now owned and operated by it, and is not qualified, nor required to be qualified, to do business in any other state.

    3.2 AUTHORITY. Seller has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and all agreements ancillary to this Agreement which are part of the underlying transaction made the basis of this Agreement and executed in connection herewith, including but not limited to the Exhibits hereto ("Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller has been duly authorized by the Board of Directors and all of the stockholders of the Seller.

     3.3  CONSENTS AND APPROVALS; NO BREACH OR DEFAULT.  Except as set forth on
SCHEDULE 3.3(A), no consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, or the consummation by Seller of the transactions contemplated hereby. Except as set forth on SCHEDULE 3.3(B), neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller, nor the consummation of the transactions contemplated herein by Seller, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Seller is, or the Assets are, subject, or
(B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Seller or any of Seller's Affiliates is a party, or by which Seller is bound, or to which the Assets are subject, or (C) conflict with or violate the articles of incorporation or by-laws or other charter document of Seller.

     3.4 VALID AND BINDING OBLIGATION. This Agreement, and upon execution by the proper persons, each of the Ancillary Agreements to be executed by Seller or any of Seller's Stockholders in connection herewith, will constitute the legal, valid, and binding obligation of Seller and each of Seller's Stockholders who is a party thereto, enforceable against Seller or each of such Seller's Stockholders in accordance with its terms, except as same may be limited by applicable bankruptcy laws, insolvency laws, or other similar laws affecting the rights of creditors generally and further subject to the action of a court with respect to equitable remedies.

     3.5 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.5 and the Financial Statements, Seller has good and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, except to the extent of executory obligations expressly set forth in any agreement or contract with respect to the Leased Assets and Purchased Assets subject to Seller financing agreements as set forth in the Schedules hereto. Seller shall deliver to Buyer at Closing good and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, or covenants, except to the extent of executory obligations expressly set forth in any agreement or contract with respect to the Leased Assets and Purchased Assets subject to Seller financing agreements as set forth in the Schedules hereto.

     3.6 POSSESSION OF ASSETS; LEASED ASSETS. Seller is in possession of all of the Assets, and all of the assets leased to Seller from others. All assets leased to Seller from others, whether real, personal or mixed, are described on
SCHEDULE 3.6 and SCHEDULE 3.14(B) attached hereto (the "Leased Assets"). The Assets and the Leased Assets constitute all of the material property, whether real, personal, mixed, tangible, or intangible, that is owned or used in the Business by Seller, other than the Excluded Assets. Seller does not own legal or equitable title to any assets or interests in assets except the Assets, the Leased Assets and the Excluded Assets. Seller shall deliver to Buyer on the Closing Date, possession of and/or control or dominion over all of the Assets and the Leased Assets, including without limitation all of Seller's Accounts Receivable, property and equipment, other personal property, contract rights and general intangibles, client and supplier lists, and assumed and trade names.

     3.7 CONDITION. All of the Assets and the Leased Assets are in good operating condition and repair for their intended use, except for ordinary wear and tear.

     3.8 CONTRACTS AND LEASES. The Contracts include all of the contracts, leases, documents, instruments, agreements, and other written or oral arrangements to which Seller is a party or by which Seller or the Assets may be bound. Except as set forth on SCHEDULE 2.1(B), all of the Contracts are valid and in full force and effect, and there has not been any default by Seller or, to the best of Seller's knowledge, any third party to any of said Contracts, or any event, fact or circumstance which with notice or lapse of time or both, would constitute a default by Seller or any other party to any of the Contracts. Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that such party might have under any of the Contracts.

     3.9  EQUIPMENT.  All of the equipment owned by Seller is set forth on
SCHEDULE 3.9.

     3.10 ACCOUNTS RECEIVABLE. All of the Accounts Receivable of Seller as set forth in the books and records of Seller, and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each such Account Receivable is valid and subsisting and is owed by the account debtor named in such Account Receivable. The amount of each Account Receivable represented as owing as of the date indicated (i) is the correct amount actually and unconditionally owing as of the date indicated, (ii) to the best of Seller's knowledge, is not subject to any set-offs, credits, disputes, defenses, deductions or countercharges, and (iii) to the best knowledge of Seller, will be paid in the Ordinary Course of Business, net of allowances as set forth in the Seller's financial statements. None of the Accounts Receivable has been paid outside of the Ordinary Course of Business, and neither Seller nor any of its Affiliates has made any efforts to collect any of the Accounts Receivable outside of the Ordinary Course of Business.

     3.11 INVENTORIES. Seller does not have any raw materials, work in process, finished goods or other inventory.

     3.12 LICENSES. All licenses owned by Seller or in which Seller has any rights, licenses or sublicenses (collectively, the "Licenses"), together with a brief description of each, are set forth on SCHEDULE 3.12. To the best of Seller's knowledge, Seller has not infringed, and is not now infringing, on any license belonging to any other person or other entity. Seller owns and holds adequate licenses necessary for the Business as now conducted by it, and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others. Buyer is hereby acquiring, and will continue to enjoy the use and benefit of, the Licenses.

     3.13 INTELLECTUAL PROPERTY. All of the intellectual property (the "Intellectual Property") of Seller is set forth on SCHEDULE 3.13. The Intellectual Property constitutes all of the intellectual property necessary to the lawful conduct of the Business without any infringement or conflict with the rights of others, and no adverse claims have been asserted against the Intellectual Property, Seller or the Business with respect thereto.

     3.14 REAL PROPERTY; LEASED REAL PROPERTY. Except as set forth in SCHEDULE 3.14(A) with respect to real property owned by Seller, and SCHEDULE 3.14(B) with respect to real property leased by Seller (such real property being hereinafter referred to collectively as the "Real Property"), Seller neither owns nor leases any real property or improvements or interests therein. Except for Seller, there are no parties in possession of any portion of the Real Property as lessees, tenants at will or at sufferance, trespassers or otherwise.

     3.15 SUBSIDIARIES. Seller does not own, and has never previously owned, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

     3.16 INSURANCE. Attached hereto as SCHEDULE 3.16 is a true, complete and accurate list of all insurance policies maintained by Seller.

     3.17 BANKING. The names and addresses of all banks or other financial institutions in which Seller has an account, deposit or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or having access to these boxes, are set forth on SCHEDULE 3.17 attached hereto.

     3.18 POWERS OF ATTORNEY. No person or other entity holds a general or special power of attorney from Seller.

     3.19 PERSONNEL. Attached hereto as SCHEDULE 3.19 (A) is a list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees of Seller, stating their rates of compensation including, if determined, bonuses payable to each. Attached hereto as SCHEDULE 3.19 (B) is a list of the names, addresses, dates of birth and services provided by all independent court reporters used by Seller during the preceding one (1) year, stating their rates and methods of compensation.

     3.20 EMPLOYEE BENEFITS. SCHEDULE 3.20 is a true, correct and complete list of each "employee benefit plan," within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") has ever been maintained or sponsored by Seller or any of its Affiliates. Each such employee benefit plan (and each related trust, insurance contract, or fund) is in full force and effect, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. Neither Seller nor any other party is in default under any of the plans, there have been no claims of default, and there are no facts, conditions or circumstances which if continued, or on notice, will result in a default, under any plan. None of the plans will, by its terms or under applicable law, become binding upon or become an obligation of the Buyer. No assets of any plan are being transferred to Buyer or to any plan of Buyer. Seller does not contribute to, and has never contributed to, and has never been required to contribute to, any multiemployer plan, and Seller does not have, and has never had, any liability (including withdrawal liability) under any multiemployer plan.

     3.21 EMPLOYMENT AGREEMENTS. SCHEDULE 3.21 is a list of all employment agreements, consulting agreements, collective bargaining agreements, and agreements providing for director and officer indemnification or other agreements or arrangements providing for employee or other remuneration, severance payments or benefits to which Seller is a party or by which Seller is bound (collectively, the "Seller Employment Agreements"). Buyer will not have any duty, liability or obligation with respect to any of the Seller Employment Agreements. Except as set forth on SCHEDULE 3.21, no Employees are represented by any labor organization.

     3.22 LIABILITIES. Seller does not have any liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except (i) liabilities which are adequately disclosed or accrued against in the Balance Sheet Reports, and (ii) liabilities which have been incurred in the Ordinary Course of the Business since June 30, 1997 and in accordance with standard, customary and historical practices and experiences of Seller, except for giving effect to the pro forma adjustments reflected in the Seller's Financial Statements. In no event shall the Buyer be liable for (or have paid any) legal, accounting or other costs or expenses incurred by Seller in connection with any of the transactions contemplated in this Agreement. Seller will pay on or before the Closing Date all of such expenses incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the performance of the transactions specified or contemplated therein.

     3.23 LITIGATION. Except as set forth on SCHEDULE 3.23, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Seller, its Affiliates, the Assets, the Leased Assets or the Business.

     3.24 TAX MATTERS. Seller has filed all tax or information returns that Seller was required to file, and all such tax returns or reports were correct and complete in all material respects. All taxes owed by Seller (whether or not shown on any tax return) which are due and owing have been paid, except for any such taxes being contested in good faith and for which adequate reserves have been established. Seller is not the beneficiary of any extension of time within which to file any tax return, and Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Seller has withheld and paid all taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, partner, or other third party. Neither Seller nor any director or officer (or employee responsible for tax matters) of Seller has reason to believe that any authority might assess any additional taxes for any period for which tax returns or reports have been filed. Except as set forth on SCHEDULE 3.24, there is no dispute or claim concerning any tax liability of Seller.

     3.25 COMPLIANCE WITH LAWS. Seller has complied in all material respects with, and is not in violation of, applicable material federal, state or local ordinances, statutes, laws, rules, restrictions and regulations (including, without limitation, any applicable Environmental, Health

& Safety Laws) that affects, or is likely to affect, directly or indirectly, the Business, the Assets, the Leased Assets, the Real Property or the clients, suppliers or financial prospects of Seller. There are not any uncured material violations of federal, state or local laws, ordinances, statutes, orders, rules, restrictions, regulations or requirements affecting any portion of the Business, the Real Property, the Assets or the Leased Assets, and neither any of the Assets, the Leased Assets or the Real Property, nor the operation thereof nor the conduct of the Business, violates in any material respect any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements. Seller has not received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent compliance or continued compliance with the Environmental, Health & Safety Laws or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, lawsuit, proceeding, hearing, study or investigation, based on, related to, or alleging any violation of the Environmental Health & Safety Laws.

     3.26  FINANCIAL STATEMENTS.   The Financial Statements (i) are true,
complete, and correct in all material respects, (ii) fairly and accurately present the financial position of Seller as of the periods described therein, and the results of the operations of Seller for the periods indicated, and (iii) have been prepared consistently and in accordance with the Seller's historical customs and practices, except for the pro forma adjustments thereto described therein or otherwise contemplated in this Agreement.

     3.27  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
SCHEDULE 3.27 or otherwise set forth in this Agreement, since June 30, 1997.

     (A) there has been no: (i) material adverse change in the financial condition, assets, liabilities, business or prospects of Seller; (ii) material loss, destruction or damage to any property of Seller, whether or not insured;
(iii) labor trouble, pending or threatened, involving Seller, or change in the personnel of Seller or the terms or conditions of their employment or other engagement; nor (iv) other event or condition of any character (excluding general economic condition affecting the Business) that has or could have a material adverse effect on the financial condition, business, liabilities, goodwill or prospects of the Business;

     (B) Seller and its Affiliates have used their reasonable best efforts to preserve the business organization of Seller intact, to maintain the goodwill of the Business, to keep available to the Business the Employees and the Independent Contractors, and to preserve the present relationships of Seller with its suppliers, clients, regulatory authorities and others having business relationships with it;

     (C) Seller has maintained and operated the Business in the Ordinary Course of Business and in accordance with industry practices and Seller's historical policies;

     (D) Seller has not issued or sold, nor directly or indirectly redeemed or acquired, any of its securities;

     (E) Seller has not declared, set aside nor paid a dividend or other distribution, nor made any payment of any type to the holders of any equity interest in Seller, other than ordinary salary, compensation or expenses which have been paid in the Ordinary Course of Business and fully disclosed to Buyer;

     (F) Seller has neither waived nor released any material right of or material claim held by it, nor discounted any of its receivables, nor revalued any of its assets or liabilities;

     (G) Seller has not acquired nor disposed of any assets having a value of $5,000 individually or $15,000 in the aggregate, and has not entered into any contract, commitment or arrangement therefor, and has not entered into any other transaction, other than for value in the Ordinary Course of Business and in accordance with industry practices;

     (H) Seller has not changed the salary or other compensation payable or to become payable by Seller to any of its officers, directors, employees, independent contractors, agents or other personnel, and has not declared, made or committed to any kind of payment of a bonus or other additional salary or compensation to any such person;

     (I) Seller has not made a loan to any person or entity, and has not guarantied any loan, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

     (J) Seller has not amended nor terminated any material contract, agreement, permit or license to which Seller is a party, or by which Seller or any of the Assets or Leased Assets are bound;

     (K) Seller has maintained all debt and lease instruments, and has not entered into any new or amended debt or lease instruments;

     (L) Seller has not entered into any agreement or instrument which would constitute an encumbrance, mortgage or pledge of the Assets, or which would bind Buyer or the Assets after Closing, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

     (M) Seller has provided to Buyer any and all books, records, contracts, and other documents or data pertaining to the ownership, use, insurance, operation, renovation and maintenance of the Assets, the Leased Assets and the Business;

     (N) To the best of Seller's knowledge and belief, Seller has performed all of Seller's obligations under all contracts and commitments applicable to Seller, the Assets and the Leased Assets, and has maintained Seller's books of account and records in the usual, regular and customary manner, except for the pro forma adjustments contemplated by this Agreement;

     (O) Seller has complied with all material statutes, laws, ordinances and regulations applicable to Seller, the Assets, the Leased Assets and the conduct of the Business;

     (P) Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business, the Assets and the Leased Assets, as and when such bills or other payments were due, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets or the Leased Assets; provided however, Seller has not made any expenditures outside the Ordinary Course of Business, nor any capital expenditures, in excess of $5,000 individually or $15,000 in the aggregate;

     (Q) Seller has not made any material changes in its management, operations, accounting or business practices or methods (including without limitation, any change in depreciation or amortization policies or rates), except for the pro forma adjustments contemplated set forth in the Seller's Financial Statements or otherwise expressly set forth herein, except as set forth in this Agreement, the Ancillary Agreements or any schedules thereto and

     (R) all revenues or cash or other receipts from all sources received by Seller have been deposited in Seller's account.

     3.28 CLIENTS. SCHEDULE 3.28 to this Agreement is a true, complete and correct list of all clients and customers of Seller ("Customers"), together with summaries of the sales or services provided to each client during the six month period ended June 30, 1997. Except as indicated in SCHEDULE 3.28, Seller does not have any information, nor is it aware of any facts or circumstances, indicating that any of these clients intend not to do business with Buyer to the same volume and extent, and on the same terms, as they have historically done business with Seller.

     3.29 INTERESTS IN CLIENTS, SUPPLIERS AND COMPETITORS. No officer, director or shareholder of Seller (nor any former officer, director or shareholder), or member of their immediate families, has any direct or indirect interest in any competitor, supplier or client of Seller, nor any person or other entity who has done business with Seller in the one year period preceding the date of this Agreement.

     3.30 CORPORATE DOCUMENTS. Seller has furnished to Buyer for its examination (i) a true, complete and correct copy of Seller's Articles of Incorporation and By-laws and all other written agreements between the Seller and its officers or directors of Seller, all as amended to date; (ii) true, complete and correct copies of the contents of the minute books of Seller (including proceedings of audit and other committees), each of which contains all records for all proceedings, consents, actions and meetings of the stockholders or directors of Seller since its date of formation.

     3.31 BULK SALE WARRANTY FOR SALES TAX PURPOSES. Prior to Closing, Seller has never sold a substantial or significant part of its assets in any single transaction or series of transactions. The transaction contemplated herein is the sale of the entire operating assets of a business, and a sale outside the ordinary course of Seller's business, and except for sales or use tax that may arise from the sale of Seller's equipment, no sales tax is due upon or by reason of the Closing.

     3.32 DISCLOSURE. Seller has provided to Buyer actual copies of all material Contracts, documents concerning all litigation and administrative proceedings, employee benefit plans, Licenses, insurance policies, lists of suppliers, clients, employees and independent contractors, and corporate records relating to Seller or its assets and liabilities, the Business and the Real Property, and such information covers all material commitments and liabilities of Seller. In addition, (i) Buyer has been kept fully informed with respect to all material developments in the business of Seller since the June 30, 1997,
(ii) management of Seller has not made any material business decisions, nor taken any material actions, since the June 30, 1997 of which Buyer has not been advised, and (iii) Buyer and its agents have been granted unlimited access to the books and records of Seller (whether retained electronically, on disc or on paper).

     3.33 FULL DISCLOSURE. This Agreement, the schedules and exhibits hereto, and all other documents and written information furnished by Seller or its Affiliates to Buyer or its representatives pursuant hereto or in connection herewith, are, to the knowledge of Seller, true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are, to the knowledge of Seller, no facts or circumstances relating to the Business or Seller's liabilities, prospects, operations or financial condition, or the Assets, which materially and adversely affect or, so far as the Seller can now reasonably foresee, will materially and adversely affect, the Business, Seller or the assets, liabilities, prospects, operations or financial condition thereof, or the ability of the Seller to perform this Agreement or the obligations of Seller hereunder. For purposes of the representations and warranties of the Seller in this Agreement, any disclosure by Seller in response to any item or schedule provided shall be deemed to be responsive to the specific disclosure called for by any schedule delivered pursuant to this Agreement, provided that the facts disclosed in such schedule would reasonably apprise the Buyer or Parent of the potential applicability of such facts to another disclosure schedule.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer and Parent jointly and severally represent and warrant, except as otherwise set forth on the Schedules attached hereto, that:

     4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it and is not qualified, nor required to be qualified, to do business in any other state.

     4.2 AUTHORITY. Each of Buyer and Parent, as applicable, has the full right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to deliver and perform Buyer's and Seller's respective obligations under this Agreement and all agreements ancillary to this Agreement which are part of the underlying transactions made the basis of this Agreement executed in connection herewith. The execution, delivery and performance of this Agreement, the Ancillary Agreements, and each document or instrument or agreement to be executed by Buyer and Parent in connection herewith have been duly authorized by the Board of Directors of the Buyer and Parent, no shareholder approval of either is required. The execution, delivery and performance of this Agreement and any Ancillary Agreements by Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

     4.3 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement and the Ancillary Agreements will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4.4 BROKERS. Except for The GulfStar Group, Inc. neither Buyer, nor Parent, nor any of their respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein. Buyer and Parent agree to pay any and all of such fees of the GulfStar Group, Inc. or any other broker, agent or finder.

     4.5 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer or Parent in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby.

     4.6 LITIGATION. There is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting, Parent or Buyer which could have an effect on the consummation or performance of the transactions and action contemplated by this agreement and the Ancillary Agreements.

     4.7 FINANCIAL STATEMENTS. The financial statements of Parent delivered to Seller (i) are true, complete and correct in all material respects, (ii) fairly and accurately present the financial position of Parent as of the periods described therein, and the results of the operations of Parent for the periods indicated, and (iv) have been prepared in accordance with generally accepted accounting principles and in accordance with Parent's historical custom and practice.

     4.8 PUBLIC OFFERING. Parent has provided to Seller true and accurate information as to the status of the proposed Public Offering by Parent.

     4.9  COMMON STOCK.  The Parent Shares to be issued to Buyer pursuant to
Section 2.3 hereof have been duly authorized by proper corporate action and when issued will be duly and validly issued, fully paid and non-assessable shares of Common Stock of Parent. Parent has duly reserved for issuance the share of Common Stock which are issuable upon conversion of the Notes. The shares of Common Stock issuable upon conversion of the Note will upon conversion of the Note be duly and validly authorized and issued, fully paid and non-assessable

     4.10 FUNDING. Parent has the financing resources to provide for funding of the operations of the Business after the Effective Date, consistent with the present and reasonably anticipated future needs of such Business.

     4.11 FULL DISCLOSURE. This Agreement, the schedules and exhibits hereto, and all other documents and written information furnished by Buyer and Parent or their respective Affiliates to Seller or its representatives pursuant hereto or in connection herewith, are to the knowledge of the Buyer and Parent true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are, to the knowledge of the Buyer and Parent, no facts or circumstances relating to the business of the Buyer or Parent or their respective liabilities, prospects, operations, financial condition or assets, which materially and adversely affect or, so far as the Buyer or Parent can now reasonably foresee, will materially and adversely affect, the business of the Buyer or Parent or their respective assets, liabilities, prospects, operations or financial condition thereof, or the ability of the Seller to perform this Agreement or the obligations of Seller hereunder. For purposes of the representations and warranties of the Buyer or Parent in this Agreement, any disclosure by Buyer or Parent in response to any item or schedule provided shall be deemed to be responsive to the specific disclosure called for by any schedule delivered pursuant to this Agreement, provided that the facts disclosed in such schedule would reasonably apprise the Seller of the potential applicability of such facts to another disclosure schedule.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

     Buyer, Parent and Seller covenant and agree as follows:

     5.1 CONDUCT OF THE BUSINESS. Except as otherwise permitted by this Agreement or consented to by Buyer or Parent in writing, Seller shall conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with customers, suppliers and others having business dealings with it.

     5.2 CERTAIN CHANGES. Except as otherwise permitted by this Agreement or consented to by Buyer or Parent in writing, Seller shall not: (a) subject any of the Assets to any lien or encumbrance; (b) dispose of any of the Assets except in the ordinary course of business; or (c) grant any increase in compensation or benefits to any Employee; (d) materially modify any of the Liabilities, or (e) with respect to the Business, perform any act outside the ordinary course of the Business except as otherwise contemplated by this Agreement.

     5.3  NOTICE.  Seller will notify Buyer as soon as possible in writing if
(i) any of Seller's representations or warranties set forth in this Agreement are or become untrue in any material respect prior to the Closing Date, (ii) Seller fails to fully perform all of the covenants of Seller set forth in this Agreement in any material respect, or (iii) there occurs any material adverse development in the Business or Seller's market position, sales, profit trends, labor regulations, litigation or insurance claims or otherwise. Buyer or Parent will notify Seller as soon as possible in writing if (i) any of Buyer's or Parent's representations or warranties set forth in this Agreement are or become untrue in any material respect prior to the Closing Date, (ii) Buyer or Parent fails to fully perform all of the covenants of Buyer or Parent set forth in this Agreement in any material respect, or (iii) there occurs any material adverse development in the business of Parent or Parent's market position, sales, profit trends, labor regulations, litigation or insurance claims, financial resources, proposed public offering, or otherwise.

     5.4 RECORD RETENTION. From and after the Closing, Seller shall permit Buyer the right, during normal business hours, to inspect any documents, books, records or other information pertaining to the Assets.

     5.5 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law in any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable.

     5.6 TERMINATION OF EMPLOYMENT OF SELLER'S EMPLOYEES. Buyer anticipates extending an offer of employment to substantially all of the employees of the Seller on substantially the same terms and conditions as the Employees currently are employed by Seller. Notwithstanding the foregoing, nothing herein shall imply or guarantee employment of any Employee of Seller by Buyer. If Seller's Employees desire employment with Buyer, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Buyer, at the wages, hours, and conditions of employment established by Buyer prior to hiring any employees. Seller agrees to use its best efforts to make available the Employees to the Buyer that Buyer desire to hire for the purpose of operating the Business. Notwithstanding anything to the contrary contained herein, Buyer agrees that it will offer to employ substantially all of Seller's employees. Nothing shall prohibit Buyer from terminating any of Seller's Employees subsequent to their employment by Buyer.

     5.7 INSURANCE. Seller shall assist Buyer in transferring to Buyer any insurance applicable to the Assets or the Leased Assets which Buyer elects to maintain in effect.

     5.8 CONFIDENTIALITY. Seller will not, and will not permit any of its Affiliates to, disclose any information of a confidential or proprietary nature concerning the Assets or the Business to any third parties without Buyer's or Parent's consent (except to professionals employed or retained by Seller in connection with the Agreement and the transactions contemplated hereby), and in no event shall Seller use, or allow any of its Affiliates to use, such confidential or proprietary information for its or his own benefit or to the detriment of Buyer or the Business. No public or private announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Seller or any of its affiliates, without the prior written approval of Buyer as to timing, form and content.

     5.9  NON-COMPETITION AGREEMENT.   The Seller agrees that, for the period
beginning on the Closing Date and continuing for three (3) years following the Closing Date, neither the Seller or any of its Affiliates, shall, either directly or indirectly, individually or separately, for themselves or as a shareholder, owner, partner, joint venturer, promoter, consultant, manager, independent contractor, agent, or in some similar capacity for any reason whatsoever:

     A. Enter into, engage in, or be connected with any court reporting business or business operation or activity within Westchester, New York, Kings, Queens, Bronx, Richmond, Rockland and Nassau Counties in New York and Bergen, Essex, Union, Middlesex, Morris, Warren, Somerset, Sussex and Passaic Counties in New Jersey;

     B. Call upon any customer whose account is or was serviced in whole or in part by the Seller in relation to the Business or the Buyer with the intent of selling or attempting to sell to any such customer any services similar to the services provided by the Buyer; and

     C. Intentionally divert, solicit or take away any customer, supplier or employee of the Buyer, or the patronage of any customer or supplier of the Buyer, or otherwise interfere with or disturb the relationship existing between the Buyer and any of its customers, suppliers, or employees, directly or indirectly.

     In the event the Buyer ceases operation of the Business other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Buyer, or upon the appointment of a liquidator for the Buyer, the provisions of this Section 5.9 will not be applicable to the conduct of Seller or its affiliates subsequent thereto.

     Notwithstanding anything to the contrary contained herein, it is understood and agreed that the foregoing provisions contained in this Section 5.9 shall not apply to an individual named in Section 5.9 if that particular individual executes an Employment Agreement or Consulting Agreement as of the Closing Date with the Buyer containing noncompete provisions. It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 5.9 are more extensive than is enforceable under applicable law or are broader than necessary to protect the goodwill and legitimate business interests of the Buyer, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law. Nothing contained herein shall prohibit any person from working as a court reporter for any court or governmental agency.

     The Parties acknowledge that the remedies at law for breach of Seller's covenants contained in this Section 5.9 are inadequate, and they agree that the Buyer shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Buyer.


                                   ARTICLE VI
                                  THE CLOSING
                                  -----------

     6.1 CLOSING. Payment of the Purchase Price required to be made by the Buyer and Parent to the Seller and the transfer of the Assets by the Seller and the other transactions contemplated hereby shall take place on the Closing Date at 10:00 a.m. CST, at the offices of Boyer, Ewing & Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046 or by fax unless the time or location is changed by mutual agreement of the Parties. At the Closing, (a) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.2 below, (b) the Buyer and Parent will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.3 below, and (c) the Buyer will deliver to the Seller the Purchase Price specified in Section 2.3 above. Post closing adjustments will be made in accordance with Section 2.5 hereof.

     6.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND PARENT. The obligation of the Buyer and Parent to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties of Seller hereunder shall be true and correct in all material respects at and as of the Closing Date;

     (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely in any material respect the rights in and to the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.2(a) -(c) is satisfied in all respects;

     (e) the Buyer shall have received from counsel to the Seller an opinion in form and substance acceptable to Buyer, addressed to the Buyer, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to Buyer's legal counsel;

     (f) Richard A. Portas shall have individually entered into the separate consulting agreement set forth as EXHIBITS B ( the "Consulting Agreement"), and Joseph N. Spinozzi, Carl Anderson and Howard Breshin, shall have each individually entered into the separate Employment Agreements with Buyer in the forms attached hereto as EXHIBITS C-1, C-2 AND C-3, respectively (the "Employment Agreements");

     (g) The Seller shall have delivered to Buyer instruments of assignment and transfer or bills of sale signed by Seller as the Buyer shall reasonably request, including the Bill of Sale and Assumption Agreement in substantially the form attached hereto as EXHIBIT D (the "Bill of Sale");

     (h) The Seller shall have delivered to the Buyer an Investor Representation Letter in substantially the form attached hereto as EXHIBIT E executed by the Seller with respect to the acquisition of the Common Stock, the Note and the Common Stock into which the Note is convertible;

     (i) Seller shall have entered into the Subordination Agreements in the form of EXHIBITS F-1 and F-2.

     (j) Seller shall have entered into with Parent an Addendum to Shareholders' Agreement in the form attached hereto as EXHIBIT G (the "Shareholder's Agreement") and a Registration Rights Agreement in the form of EXHIBIT H (the "Registration Rights Agreement");

     (k) Seller shall have delivered to Buyer a Stock Pledge Agreement in substantially the form of EXHIBIT I-1 attached hereto (the "Stock Pledge Agreement") and an Escrow Agreement in the form of Exhibit I-2 by and between the Seller, Buyer, Parent and Thomas J. Kovarcik, Esq.;

     (l) Buyer shall have completed its due diligence review of Seller and the Business and been satisfied with the results;

     (m) The Board of Directors and shareholders of Seller shall have approved the terms of this transaction and Seller shall have delivered a certificate therefore to Buyer;

     (n) Seller shall have delivered to Buyer all other items required to be delivered hereunder or as may be reasonably requested which are reasonably necessary or would reasonably facilitate consummation of the transactions contemplated hereby; and

     (o) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in Section 6.2 if it executes a writing so stating at or prior to the Closing Date.

     6.3 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to proceed with Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions and compliance with Section 6.6:

     (a) the representations and warranties of Buyer and Parent hereunder shall be true and correct in all material respects at and as of the Closing Date;

     (b) the Buyer and Parent shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) each of Buyer and Parent shall have delivered to the Seller a certificate to the effect that each of the conditions applicable to it which are specified above in Section 6.3(a)-(c) is satisfied in all respects;

     (e) the Seller shall have received from counsel to the Buyer and Parent an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to Seller's legal counsel;

     (f) the Buyer shall have paid the Purchase Price required by Section 2.3;

     (g) the Buyer shall have entered into the Consulting Agreement and the Employment Agreements;

     (h) the Buyer shall have caused Parent to enter into the Shareholders' Agreement and the Registration Rights Agreement with Seller;

     (i) The Buyer and Parent shall have executed and delivered to Seller the Bill of Sale;

     (j) Seller shall have completed its due diligence review of Buyer and Parent and been satisfied with the results;

     (k) the Board of Directors and shareholders of Seller shall have approved the terms of this transaction;

     (l) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.3 if Seller executes a writing so stating at or prior to the Closing.

     6.4 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

     6.5 CONFIDENTIAL INFORMATION. After the Closing and except as otherwise specifically permitted in this Agreement or reasonably required by the Parent to conduct its business and pursue the Public Offering, each Party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other Party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other Party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided, if any Party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such Party may so disclose such information without any liability hereunder.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

     7.1  INDEMNIFICATION.

          A. BY THE SELLER AND SELLER'S SHAREHOLDERS. Subject to Section 7.1(E) hereof, the Seller and each of the Seller's Stockholders, individually, jointly and severally, (collectively herein "Seller Indemnitors") shall indemnify, save, defend and hold harmless the Buyer, Parent and Buyer's and Parent's shareholders and the directors, officers and financial advisors, investment bankers, attorneys and accountants of each, together with their respective successors in interest or heirs (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or the Ancillary Agreements, including any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities, or (b) arising out of facts or circumstances existing prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided, however, that the Seller and its stockholders shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

          B. BY THE BUYER. Subject to Section 7.1(E) hereof, the Buyer and Parent, jointly and severally, shall indemnify, save, defend and hold harmless the Seller, Seller's Stockholders, and financial advisors, investment bankers, attorneys and accountants of each, together with their respective successors in interest or heirs (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant , breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Buyer or Parent in or pursuant to this Agreement or the Ancillary Agreements, including any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer or Parent under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that the Buyer and Parent shall not be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties.

          C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, or the indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          D. THIRD PARTY CLAIMS. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

          E. LIMITATION ON INDEMNIFICATION. Notwithstanding the other provisions of this Section 7.1, Seller Indemnitors shall not be liable to Buyer Indemnified Parties, and Buyer shall not be liable to Seller Indemnified Parties, for the first $40,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $40,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $40,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed one half of the Purchase Price, and further provided that any damages payable to Buyer or Parent shall be made first by reducing the principal amount of the Note and thereafter reducing the amount of Common Stock set forth in Section 2.3 hereof. Damages shall be computed net of any insurance recovery.

     7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two (2) years thereafter, except that the representations and warranties contained in Sections 3.5 and 3.24 shall survive for the applicable statute of limitations.

                                  ARTICLE VIII
                            TERMINATION AND REMEDIES
                            ------------------------

     8.1 SPECIFIC PERFORMANCE; REMEDIES. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance.
If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     8.2 OFFSET; REMEDIES. Subject to the provisions of Section 7.1(E) hereof, to the extent not otherwise prohibited by applicable law, all amounts due and owing by the Buyer or Parent to the Seller under this Agreement, the Note, or any other document, instrument, or agreement executed or issued in connection herewith shall be subject to offset by the Buyer or Parent to the extent of any Damages actually incurred by any breach by the Seller, under this Agreement by any Party other than the Buyer or the Parent under the Consulting Agreement or the Employment Agreements, or any document, instrument, or agreement executed in connection herewith. In the event Buyer elects to offset any Damages incurred as a result of any such breach, Buyer or Parent shall furnish Seller notice containing detailed information about the breach, the magnitude of the damages that Buyer or Parent has or reasonably expects to incur, and whether the offset is against the Note, the Parent Shares pledged under the Stock Pledge Agreement or otherwise (the act of offsetting by Buyer shall be referred to as an "Offset"). The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, the Consulting Agreement, the Employment Agreements, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the Consulting Agreement, the Employment Agreements, or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party or Parties shall be entitled to recover other remedies to which it or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law. Buyer or Parent shall not effect an Offset hereunder without giving Seller at least 10 days advance written notice of its intent to do so. Seller or its stockholders may contest any offset under the arbitration provisions set forth in Section 9.14 herein. Notwithstanding any other provisions of this Section 8.2, all rights of offset with respect to amounts due or owing under the Employment Agreements and the Consulting Agreement shall expire to the extent not exercised on or prior to the second anniversary of the Closing.

     8.3 TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing: (i) by the mutual consent of Seller, Parent and Buyer; or (ii) by Seller, Parent or Buyer, three months after the date hereof, if any of the conditions precedent to its obligations hereunder have not been fulfilled, other than as a result of such terminating Party's breach or negligence; or (iii) if any bona fide action or proceeding shall be pending against either Party on or before the Closing that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing to this acquisition or to any other action required by or in connection with this Agreement (which objection could potentially prevent the consummation of the transactions contemplated by this Agreement).

          (b) This Agreement may be terminated by Buyer or Parent at any time prior to the Closing if Seller shall have failed to comply in any material respect with its agreements herein and such failure shall be continuing or if the representations or warranties of Seller herein shall prove to have been inaccurate in any material respect when made, provided that, Buyer or Parent shall give Seller a reasonable period of time, but in any event not less than thirty (30) days to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

          (c) This Agreement may be terminated by Seller at any time prior to the Closing if Buyer or Parent shall have failed to comply in any material respect with their respective agreements herein and such failure shall be continuing or if the representations or warranties of Buyer or Seller herein shall prove to have been inaccurate in any material respect when made, provided that, Seller shall give Buyer or Parent, as the case may be, a reasonable period of time, but in any event not less than thirty (30) days, to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

          (d) Nothing in this Section 8.3 shall be deemed to release either Party from any liability for any breach by such Party of the terms and provisions of this Agreement; provided, however that such Party shall not be liable in the event the Agreement is terminated pursuant to Section 8.3(a), or pursuant to Section 8.3(b) and Section 8.3(c) if the breach is not intentional and reasonable good faith efforts are made to rectify the breach but it is not resolved.

          (e) For purposes only of determining whether termination of this Agreement is permissible pursuant to this Section 8.3, neither Seller nor Buyer or Parent will be deemed to have failed to comply in any material respect with its agreements herein, nor will any representation or warranty herein be deemed to be inaccurate in any material respect, unless such failure to comply or inaccuracy could reasonably be expected to result in Damages to the other Party of in excess of $40,000.

                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     9.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

     9.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by all of the Parties.

     9.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO SELLER:          Richard A. Portas
                                 466 West Shore Trail
                                 Sparta, New Jersey  07871

                                 Joseph N. Spinozzi
                                 31 Farragut Avenue
                                 Hastings on the Hudson, New York  10706

                                 Carl Anderson
                                 31 Britton Ridge Road
                                 Mt. Kisco, New York  10549

                                 Howard Breshin
                                 8 Edson Road
                                 Valley Cottage, New York  10989

          With a copy to:        Thomas J. Kovarcik, Esq.
                                 237 Park Avenue, 21/st/ Floor
                                 New York, New York 10017

          IF TO BUYER:           Litigation Resources of America, Inc.
                                 650 First City Tower, 1001 Fannin
                                 Houston, Texas 77002
                                 Phone:  713/653-7100
                                 Fax:   713/653-7172

          With a copy to:        John R. Boyer, Jr.
                                 Boyer, Ewing & Harris Incorporated
                                 Nine Greenway Plaza, Suite 3100
                                 Houston, Texas  77046
                                 Phone: (713) 871-2025
                                 Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

     9.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

     9.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and any Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     9.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

     9.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     9.8 ASSIGNMENT. The Seller shall not assign this Agreement or any interest herein .

     9.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     9.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four
(4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

     9.11 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

     9.12 SURVIVAL. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

     9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     9.14 ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 9.14. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 9.14, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 9.15 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy.
Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

     9.15 ATTORNEYS' FEES. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Party hereto.

     9.16 DRAFTING. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                         BUYER:

                         LITIGATION RESOURCES OF
                         AMERICA-NORTHEAST, INC.,
                         a New York corporation

                         By: /s/ Richard O. Looney
                            ----------------------------------------------
                            Richard O. Looney, Chairman and Chief Executive Officer

                         PARENT:

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation

                         By: /s/ Richard O. Looney
                            ----------------------------------------------
                            Richard O. Looney, Chairman and Chief Executive Officer

                         SELLER:

                         AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York Corporation

                         By: /s/ Richard Portas
                            ----------------------------------------------
                            Richard Portas, President

                         SELLER'S STOCKHOLDERS


                         /s/ Richard A. Portas
                             ---------------------------------------------
                             RICHARD A. PORTAS, Individually


                         /s/ Joseph N. Spinozzi
                             ---------------------------------------------
                             JOSEPH N. SPINOZZI, Individually


                         /s/ Carl Anderson
                             ---------------------------------------------
                             CARL ANDERSON, Individually


                         /s/ Howard Breshin
                             ---------------------------------------------
                             HOWARD BRESHIN, Individually

Schedules
-----------
2.1(a)    -     Equipment
2.1(b)    -     Contracts
2.1(c)    -     Books and Records
2.1(e)    -     Intellectual Property
2.1(g)    -     General Intangibles
2.2       -     Excluded Assets
2.7       -     Allocation of Purchase Price
3.3(A)    -     Consents and Approvals
3.3(B)    -     Breaches or Defaults
3.5       -     Exceptions to Title
3.6       -     Leased Personal Property
3.9       -     Equipment
3.12      -     Licenses
3.13      -     Intellectual Property
3.14(A)   -     Owned Real Property
3.14(B)   -     Leased Real Property
3.16      -     Insurance Policies
3.17      -     Banking
3.19(A)   -     Employees
3.19(B)   -     Independent Contractors
3.20      -     Employee Benefit Plans
3.21      -     Employment Agreements
3.22      -     Liabilities
3.23      -     Litigation
3.24      -     Tax Matters
3.27      -     Certain Changes or Events
3.28            Clients

Exhibits
--------
A         Note
B         Portas Consulting Agreement
C-1       Spinozzi Employment Agreement
C-2       Andersen Employment Agreement
C-3       Breshin Employment Agreement
D         Bill of Sale and Assumption Agreement
E         Investor Representation Letter
F-1       Peck's Subordination Agreement
F-2       Texas Commerce Bank Subordination Agreement
G         Shareholder's Agreement
H         Registration Rights Agreement
I-1       Stock Pledge Agreement
I-2       Escrow Agreement

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO (1) THE SENIOR DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AND (2) THE SENIOR SUBORDINATED DEBT, AS DEFINED IN, PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF THE DATE HEREOF BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF THE DELAWARE STATE EMPLOYEES' RETIREMENT FUND, DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ICI AMERICAN HOLDINGS, INC., AND DECLARATION OF TRUST FOR DEFINED BENEFIT PLAN OF ZENECA HOLDINGS, INC.

                LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC.
                    Convertible Subordinated Promissory Note


$560,000                         Houston, Texas               September __, 1997


     Litigation Resources of America-Northeast, Inc., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Amicus Legal Support Services, Inc., a New York corporation (the "Holder"), or permitted assigns, the principal sum of FIVE HUNDRED AND SIXTY THOUSAND AND NO/100 DOLLARS ($560,000) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING, AND SHALL BE ON AN EQUIVALENT BASIS WITH OTHER SUBORDINATED INDEBTEDNESS, AS HEREINAFTER DEFINED.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision hereof.

     1.1  "Amicus Cash Flow" means $437,000.

     1.2 "Amicus Division" means the separate operating division of the Company which hereafter operates the business conducted using the assets purchased on the original issue date of this Note under the Purchase Agreement.

     1.3 "Annual Cash Flow" means the Company's net income from operations of the Amicus Division before interest, taxes, debt service, depreciation and amortization ("Net Income"), calculated quarterly on a trailing twelve-month basis. For the first three quarterly computations during the term of this Note, Annual Cash Flow shall be computed as follows: (a) For the first quarterly computation following the date of this Note, Net Income for the first calendar quarter following the date of this Note (the "First Calendar Quarter") shall be multiplied by four (4); (b) for the second quarterly computation following the date of this Note, Net Income for the second calendar quarter following the date of this Note shall be added to Net Income for the First Calendar Quarter and the sum (the "Second Quarter Sum") shall be multiplied by two (2); (c) for the third quarterly computation following the date of this Note, Net Income for the third calendar quarter following the date of this Note shall be added to the Second Quarter Sum (set forth in subdivision "b" hereof), and the total shall be divided by .75. If Net Income for a full calendar quarter is not available for purposes of this calculation, Net Income for the partial quarter shall be divided by the number of days in the partial quarter and the result shall be multiplied by 90 to create a full calendar quarter.

     1.4 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.5 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.6 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.7  "Event of Default" has the meaning specified in Section 3.1.

     1.8 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.9 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.10 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.11 "Maturity Date", when used with respect to this Note means September 5, 2002 (or such other date upon which this Note becomes due and payable).

     1.12 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended.

     1.13 "Note" means this Convertible Subordinated Promissory Note.

     1.14 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Company or to any person who is the seller of a court reporting, litigation service, document reproduction and/or attorney job placement on a permanent or temporary basis business and who finances all or part of the purchase price thereof.

     1.15 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.16 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.17 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.18 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.19 "Public Offering" means the closing of the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.20 "Purchase Agreement" means that certain Agreement of Purchase and Sale of Assets dated as of September__, 1997 executed by and among the Company, the Parent, the Holder and all of the stockholders of the Holder.

     1.21 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.22 Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person including Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting, litigation support service, document reproduction and/or attorney job placement on a permanent or temporary basis business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.23 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, Parent, the Holder, the holders of the Senior Indebtedness, and the holders of the Other Subordinated Indebtedness.

     1.24 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of six percent (6.0%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be. All past due payments of principal, and if permitted by applicable law, of interest, shall bear interest from day to day at a rate of fourteen percent (14%) per annum, all to be computed from maturity (whether stated or by acceleration) until paid.

     2.2 Payment of Principal and Interest. Beginning October 1, 1997, the Company shall make quarterly payments of interest and, in addition, beginning October, 1998, the Company shall make fifteen (15) quarterly payments of principal, each in the amount of $41,333.33, on or before the first day of each January, April, July and October (and if the first day is not a Business Day, the first Business Day thereafter) of each quarter thereafter, with the sixteenth (16/th/) and final payment of principal and accrued interest being due and payable on July 1, 2002, subject to the provisions of Section 2.3 below. Prepayments will be credited first to the accrued but unpaid interest, and then
to installments of unpaid principal in the order of maturity.    In addition,
this Note and all accrued interest shall at the option of the Holder either become immediately due and payable or immediately convertible into shares of Parent Stock as hereinafter provided concurrently with the consummation of a Public Offering, as further set forth in Article V hereof.

     2.3 Cash Flow Requirements. Notwithstanding Section 2.2 above, the Company shall not be required to make a payment of principal due under this Note if the Amicus Division of the Company has not generated Annual Cash Flow at least equal to the Amicus Cash Flow for the period ended on the last day of the month preceding the month in which the payment is due. In each such case, the Maturity Date shall be extended for an additional three-month period until the Note has been paid in full.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

          3.1 the Company defaults in the performance of any covenant made by the Company in this Note, and such default remains uncured for a period of thirty (30) days after notice from Holder; or

          3.1.2. the Company defaults on payments required by this Note or breaches any of the terms, covenants, or conditions contained in any of the documents evidencing, securing or guaranteeing any Senior Indebtedness, including, but not limited to, any loan agreements, promissory notes or security agreements, and the applicable grace periods expire, unless such default is waived or the holders of the Senior Indebtedness elect not to declare a default thereunder or the Company is permitted to make payments under this Note; or

          3.1.3 (i) a receiver, liquidator, custodian, or trustee of the Company, or of any material property thereof is appointed by court order of a court of competent jurisdiction and such order remains in effect on the 90th day after its entry, or (ii) a petition is filed, a case is commenced, or relief is ordered against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with 90 days of such filing, commencement, or order; or

          3.1.4. the Company (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding and is adjudicated a bankrupt or insolvent, (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law, (iii) makes an assignment for the benefit of creditors, or (iv) admits in writing its inability to pay its debts generally as they become due.

     3.2  Acceleration of Maturity.   This Note and all accrued interest shall
become immediately due and payable at the option of the Holder at any time after notice by Holder to the Company of the occurrence of an Event of Default which is not cured within fifteen (15) days thereafter. The provisions of this Section
3.2 shall govern notwithstanding any other agreement or document of the Company or the Parent (with the exception of the Subordination Agreements).

     3.3 Sale of Company. If all or substantially all of the stock or assets of the Company is sold, the Parent shall have the option to either (i) pay this
Note in full or cause this Note to be paid in full or (ii) assume the obligations of the Company under this Note.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement (including any rights of offset) or the Subordination Agreements.

     4.2 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for a period of more than 90 days beyond the Company's customary payment terms or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits by the Parent to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed $1,000,000 in the aggregate at any given time;

          (e) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

          (f) any interest or title of (i) a lessor in assets being leased to the Company or (ii) a seller in assets being purchased by the Company; and

          (g) Liens granted in connection with the Senior Indebtedness.

     4.3 No Further Indebtedness. The Amicus Division of the Company shall not incur any additional Indebtedness, except with respect to accounts payable arising in the ordinary course of business.

                                   ARTICLE V
                                   Conversion

     5.1 At the Option of Holder. On the date of and simultaneously with the closing of the Public Offering, the Holder shall have the one-time right to convert all, or any portion, of the outstanding principal balance of this Note and any accrued interest due thereon into shares of Parent Stock at a price equal to the Transaction Price, as hereinafter defined, and otherwise on and subject to the terms and conditions set forth in this Article V. As used herein, the term "Transaction Price" shall mean the initial issuance price per share of the Parent Stock issued in the Public Offering, without giving effect to any underwriting discounts or commissions. The Holder exercise such Holder's right to convert all, or any portion, of the outstanding principal amount of this Note into shares of Parent Stock by (i) giving written notice on or prior to September 9, 1997 (the "Election

Deadline") to the Company that the Holder elects to convert all or a portion of the outstanding principal amount of this Note and any accrued interest due thereon into Parent Stock, (ii) stating in such written notice the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) surrendering this Note to the Company for notation or cancellation, as appropriate. If not exercised when it first becomes available, or if exercised only in part, the right to convert all or the portion of this Note for which this option has not been exercised as described herein shall not continue and shall expire at midnight, Houston, Texas time, on the date of the Election Deadline.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained and consummation of the Public Offering, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount, if not converted, accrued through the date of closing of the Public Offering. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment for the fractional share in cash at the then applicable Transaction Price. Such conversion shall be deemed to have been made as of the date of closing of the Public Offering, so that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof and any accrued interest due thereon shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Except as set forth in Section 3.3, nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever, except to the Holder's Stockholders individually or to any entity designated by them as successor(s) in interest of Amicus One Legal Support Services, Inc. provided such transfer is permissible under applicable securities laws.

     6.6 Waiver; Remedies Cumulative. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, or by telefax with confirmed receipt, to the following addresses: if to the Company, 650 First City Tower, 1001 Fannin, Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, c/o Thomas J. Kovarcik, Esq., 237 Park Avenue, 21/st/ Floor, New York, New York 10017, Fax 212/983-8938 or at any other address designated by Holder to the Company in writing.

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     6.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of New York and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     6.11 Arbitration. The arbitration provisions contained in Section 9.14 of the Purchase Agreement shall govern this Note.

     6.12 No Protest. The Company hereby waives presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                                LITIGATION RESOURCES OF
                                AMERICA-NORTHEAST, INC.,
                                A NEW YORK CORPORATION


                                By:________________________________
                                Name:______________________________
                                Title:_____________________________

EXHIBIT B

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement"), dated effective the 5/th/ day of September, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and RICHARD A. PORTAS, an individual residing in the State of New York (the "Consultant"). The Company and Consultant may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September 5, 1997 (the "Purchase Agreement"), by and among the Company, Amicus One Legal Support Services, Inc., a New York corporation ("Seller"), the Consultant and other stockholders of the Seller, individually, and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:

     WHEREAS, Consultant has been an employee, officer and director of the Seller, which operates a business known as, or conducted under the names, "Amicus One Legal Support Services Inc.," "Cardinal Reporting Co." and "AM Court Reporting, Co." (collectively the "Business"), and his knowledge of the affairs of the Business, particularly its court reporting business in New York, New York and New Jersey (the "Business Area"), are of great value to the Company; and

     WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the assets of the Seller; and

     WHEREAS, pursuant to the Purchase Agreement the Company and the Consultant have agreed to enter into this Agreement; and

     WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

     1. Statement of Services. The Company hereby engages Consultant to perform certain services and to provide certain expertise related to the Business. The services to be performed by Consultant under this Agreement shall include, but not be limited to (a) providing management advice to the Company's General Manager and CEO Richard Looney, (b) working to maintain existing Company client relationships in the Business Area, (c) working to develop new client relationships for the Company and its Affiliates, and (d) working to locate new acquisition opportunities ("Acquisition Candidates") and providing the Company or Affiliates introductions to principals of such Acquisition Candidates (collectively, the "Services").

     The Services shall be performed by Consultant only at the express request of the designated representatives of the Company or Parent. Consultant is authorized to perform the Services at the instruction of, and will report to Mr. Richard O. Looney, Chief Executive Officer of Parent, or otherwise specified from time to time by the Board of Directors of the Company.

     2. Payment. For the services to be rendered by the Consultant hereunder during the initial term, the Company shall pay Consultant:

     (a) a monthly consulting fee in the amount of $4,200 (the "Base Compensation"), which shall be paid in a monthly lump sum on the 15th day of such each month (and, if necessary, prorated for partial months);

     (b) a monthly car allowance of $600.00, paid in a monthly lump sum on the 15th day of each month.

     (c) in the event that Consultant identifies a business as an Acquisition Candidate for the Company or any Affiliate, evidenced by the Consultant's introduction of key principals of such Acquisition Candidate to the Company or an Affiliate, and such Acquisition Candidate has not been previously brought to the attention of the Company or any Affiliate, or assists in procuring a previously identified Acquisition Candidate, which has not signed a letter of intent with the Company or Parent, to sign such a letter, and the Company or an Affiliate ultimately acquires such business, the Consultant shall be entitled to receive, at the closing of such acquisition, a cash payment equal to one quarter of one percent (.25%) of the aggregate purchase price paid in connection with such acquisition. For purposes of this Paragraph, the "purchase price" for an acquisition shall be the aggregate of the amount of all cash, principal amount of promissory notes and value of stock (as stated in the relevant acquisition documents) delivered at the closing of such acquisition. In no event shall Company or any Affiliate be obligated to close any acquisition with regard to any business identified by the Consultant as an Acquisition Candidate, and no fee shall be payable hereunder unless and until such acquisition closes.

     (d) a cash commission based upon the sales revenues generated from a National Account (as defined below) identified by the Consultant and originated by the Company. The amount of the commission payment will be based upon a formula ("Formula") to be established by the Parent's Board of Directors. The Formula may be amended from time to time by the Parent's Board of Directors and the Consultant shall be eligible to receive a cash commission payment hereunder based upon the Formula as it exists on the date of the origination of the National Account. A "National Account" is any account established with an insurance or "Fortune 500" company pursuant to which two or more of the offices of Parent or any Affiliate, in different geographic regions, renders services. Until notice of a change in the Formula applicable to the Consultant is given to the Consultant by the Company, the Formula applicable to the Consultant shall be as set forth on Schedule A.

     In certain circumstances, more than one individual may be entitled to receive a commission based upon sales from a single National Account. In such circumstances, the commission described above would be shared by the Consultant and the other individuals on such a basis as is determined to be fair by the Parent's Board of Directors. All commissions payable hereunder will be paid in cash within forty-five (45) days of the end of the fiscal year in which they are earned.

     3. Term of Agreement. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, expire one (1) year thereafter (such initial term being referred to as the "Original Term"). This Agreement shall be automatically renewed for successive additional terms of one (1) year unless notice of termination is given in writing by either Party to the other Party at least sixty days prior to the expiration of the initial term or any such renewal term (such additional term or terms being referred to as a renewal term of terms).

     4. Reports. Consultant shall furnish written quarterly reports to Mr. Looney on or before the fifteenth (15/th/) day of the month following the end of the quarter concerning the status of the Services and the results of the activities of Consultant under the Agreement. Said Report shall be in such form as agreed upon by the Parties hereto.

     5. Expenses. During the term of this Agreement, the Company shall reimburse the Consultant for all reasonable out-of-pocket expenses for travel (including parking fees and toll fees), meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Company, or incurred in accordance with the travel and reimbursement policies of the Company, as the same shall be in effect from time to time.

     6.  Services.

     (a) The Services shall be performed solely by Consultant and Consultant shall not engage or allow any other entity or person to perform the Services without the knowledge and express written consent of Mr. Looney. This Agreement is made with the express understanding that Consultant is an independent contractor. Nothing contained herein shall be construed or applied to create the relationship of employer and employee or principal and agent between the Company or any Affiliate and Consultant. Consultant shall have no power or authority to enter into any contracts or otherwise bind or incur liability on behalf of the Company.

     (b) Consultant will establish a client maintenance and development budget with the Company's General Manager.

     (c) Consultant shall be fully responsible for all state and federal income taxes, pension benefits, social security taxes, employment, disability, and other customary insurance and for any other taxes or payments which may be due and owing by Consultant or which are the result of fees or amounts paid by the Company under this Agreement, and Consultant shall timely pay, indemnify and hold harmless the Company from any payment which may be due and owing by Consultant.

     7. Ownership of the Services. The results of all Services performed by Consultant for the Company, and all information derived from the performance of such Services, shall be the sole and exclusive property of the Company, and Consultant shall not disclose such results and information to any third party without the Company's prior written consent.

     8. Business Opportunities. Subject to Section 2 herein, during the term of this Agreement, the Consultant agrees that with respect to any court reporting business opportunity in New York or New Jersey which is offered to, or comes to the attention of, the Consultant, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Consultant agrees to promptly deliver notice to the Board or the Chief Executive Officer in writing of the existence of such opportunity or proposal and the Consultant may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

     9. Covenant Not to Compete. The Consultant recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to retain the Consultant on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Consultant's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 8, the Consultant agrees that upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date his service as a consultant is so terminated.

     (a) Consultant will not enter into, engage in, or be connected with any court reporting business or business operation or activity within Westchester, New York, Kings, Queens, Bronx, Richmond, Rockland and Nassau Counties in New York and Bergen, Essex, Union Middlesex, Morris, Warren, Somerset, Sussex and Passaic Counties in New Jersey; and

     (b) Consultant will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Consultant as a consultant hereunder, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates; and

     (c) Consultant will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates, or the patronage of any customer or supplier of the Company or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

     In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Company, or upon the appointment of a liquidator for the Company, the provisions of this Section 8 shall not be applicable to the conduct of Consultant subsequent thereto.

     It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 8 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

     The Parties acknowledge that the remedies at law for breach of Consultant's covenants contained in this Section 8 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

     10. Confidentiality The information and knowledge divulged to Consultant by the Company or which Consultant acquires as a result of the performance of the Services hereunder shall be regarded by Consultant as confidential (the "Confidential Information"). Consultant agrees that for a period of three (3) years after the expiration or termination of this Agreement, Consultant will keep confidential all Confidential Information and will refrain from using, publishing or revealing such Confidential Information, excepting only information that (a) was known to Consultant prior to its disclosure by the Company, (b) becomes part of the public domain without the fault, in whole or in part, of Consultant, (c) is disclosed to Consultant by a third party in good faith and is not subject to an obligation of confidentiality, or (d) is specifically released in writing from confidential status by the Company.

     11.  Liability.

     Consultant shall indemnify and hold harmless the Company, and all Affiliates and their agents, employees and representatives from all suits, actions or claims of any character, including, but not limited to, suits, actions or claims for occupational injury(ies), arising from the performance of the Services under this Agreement except for the negligent acts of the Company or any Affiliate. While on the property of the Company, or any Affiliates, Consultant agrees to comply with all applicable safety requirements.


     12. Facilities. Consultant shall be provided reasonable access to Company facilities and equipment necessary or useful to Consultant in the fulfillment of his obligations under this Agreement, and for winding up the affairs of Cardinal Reporting Co., Inc.

     13.  Termination.

     (a) This Agreement shall be in full force and effect for the Term hereof, provided that the Company reserves the right to terminate this letter agreement in the event of any breach in any material respects of any terms or conditions of this Agreement upon at least ten (10) days prior written notice to Consultant. Upon such termination or expiration, Consultant shall render a final invoice to the Company reflecting all outstanding fees and any outstanding reimbursable expenses incurred prior to termination or expiration.

     (b)   Either party may terminate this Agreement for any reason upon sixty
(60) days written notice.

     (c) Upon such termination or expiration of this Agreement, neither Party shall have any further rights or obligations hereunder, provided that the obligations of Consultant set forth in paragraphs 6, 7, 8, 9 and 10 hereof shall expressly survive the termination or expiration of this Agreement, and Consultant shall also continue to be obligated hereunder for any obligations, events, actions or inactions that occurred or accrued prior to the termination or expiration of this Agreement.

     14. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when (a) delivered personally with a written receipt acknowledging delivery, (b) telefaxed with receipt confirmed, or (c) three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:
     Litigation Resources of America-Northeast, Inc.
     1001 Fannin, Suite 650
     Houston, Texas 77002
     Telefax:(713) 653-7172
     Attn: Richard O. Looney

     If to the Consultant:
     Richard A. Portas
     466 West Shore Trail
     Sparta, New Jersey  07871

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

     15. Specific Performance. The Consultant acknowledges that a remedy at law for any breach or attempted breach of Sections 7, 8, 9 and 10 of this Agreement will be inadequate, the Consultant agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     17. Assignment. Neither this Agreement, nor any interest herein, may not be assigned by the Consultant to any party without the written authorization of the Company.

     18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Consultant's heirs and personal representatives, and the successors and assigns of the Company.

     19. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     20. Prior Agreements. Consultant represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior consulting or employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other consulting, employment or other agreement which would in any respect prevent him from fulfilling his obligations hereunder or conflict herewith.

     21. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided however, the amount of compensation to be paid Consultant for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Consultant of any of the duties to the Company.

     22. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

     23. Arbitration and Limitation on Claims. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the Parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. The Parties' remedies are limited solely to the specific remedies provided in this Agreement. The Parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred.

Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

     24. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

     25. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

                               THE COMPANY:

                               LITIGATION RESOURCES OF AMERICA-
                               NORTHEAST, INC., a New York corporation

                               By:  _________________________________
                               Richard  O. Looney
                               Chief Executive Officer

                               THE CONSULTANT:

                               ______________________________________
                               Richard A. Portas

                                  SCHEDULE A


Commission                          Price Structure of
Percentage of Gross Sales           National Account

3.00%                               Market price

2.50%                               Discount of 5% to less than 10% from
                                    market price rate

2.00%                               Discount of 10% to less than 15% from
                                    market price rate

1.50%                               Discount of 15% to less than 20% from
                                    market price rate

1.00%                               Discount of 20% to less than 25% from
                                    market price rate

0.50% Discount of 25% or more from market price rate

                              EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the ____ day of September___, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and JOSEPH N. SPINOZZI, an individual residing in the State of New York (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September__, 1997 (the "Purchase Agreement"), by and among the Company, Amicus One Legal Support Services, Inc., a New York corporation ("Seller"), the Employee and other stockholders of the Seller, individually, and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, Employee has been an employee, officer and director of the Seller and its business known as or conducting business under "Amicus One Legal Support Services Inc.", "Cardinal Reporting Co." and "AM Court Reporting, Inc." (the "Amicus Business"), and his knowledge of the affairs of the Cardinal Business, particularly its court reporting business in the New York City Metropolitan area, are of great value to the Company; and

  WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller, which required the approval the shareholders of the Seller; and

  WHEREAS, part of the consideration given to the Seller and the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

  WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

  NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt , adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

  1. Employment Term. The Employer hereby employs the Employee commencing on the Effective Date for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms unless either party gives at least 90 days prior to the expiration of the initial term or any such renewal term notice that such party desires to terminate or renegotiate the terms of any such extension of this Agreement. In the event that at the expiration of the initial Employment Term, either party desires to so renegotiate an extension of this Agreement, both parties shall use their best reasonable efforts to so renegotiate the Agreement, but neither party shall have any liability if the parties are unable to reach agreement as to such extension of this Agreement. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

  2. Duties. The Employee shall serve as the manager of the Company's operations in New York, New York with the title of General Manager-New York and shall report to, and be subject to the general direction and control of the Chief Executive Officer and the Board of Directors of the Company (the "Board"). The Employee shall perform such management and administrative duties, consistent with the Employee's position, as are from time to time assigned to the Employee by the Chief Executive Officer and the Board including developing local, regional, and national customers for the Company and its Affiliates (defined below). The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer or Board shall from time to time specify, if such services are of the nature commonly associated with the position set forth above of a company engaged in activities similar to the activities engaged in by the Company and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of the Seller and the Amicus Business; provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of court reporting and litigation support services in the New York City Metropolitan area. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates.

  3. Extent of Service. The Employee shall devote his full business time, attention and energy to the business of the Employer, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment. As soon a practicable after the expiration of the first six months following the date of this Agreement and at least annually thereafter, the Chief Executive Officer of the Company shall provide the Employee with a written or oral performance review. The parties mutually agree that is not anticipated that such review will result in any adjustment of compensation based upon such review.

  4. Compensation. As payment for the services to be rendered by the Employee hereunder during each year of the initial term, the Employee shall be entitled to receive:

               (a) a salary in the amount of Seventy Five Thousand and No/100 Dollars ($75,000) per year effective as of the date hereof, which shall be payable in at least monthly installments, or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until termination of this Agreement; and

               (b) a bonus to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Bonus") including, without limitation, the first fiscal year of the Company; provided, however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company.


  5. Expenses. During the term of this Agreement, the Employer shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Chief Executive Officer of the Company or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. The Company shall also pay the Employee an automobile allowance in the amount of $250.00 per month.

  6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board, which, at or prior to the Closing, will include, at least, health insurance. Employer will use commercially reasonably efforts to assist Employee in procuring health insurance coverage for any preexisting conditions.

  7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year, unless otherwise required by law.

  8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this Agreement:

               (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Company, except at the direction or approval of the Chief Executive Officer of the Company.

               (b) The Employee will use his best reasonable efforts to accurately make, maintain and preserve all records and reports that the Chief Executive Officer of the Company may from time to time request or require.

               (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Chief Executive Officer of the Company.

               (d) The Employee will comply in all material respects with all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

               (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the Business of the Company, and will make all suggestions and recommendations which he reasonably believes will be of mutual benefit to the Parties.

               (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

               (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Chief Executive Officer or Board of Directors of the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

               (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

               (b) In carrying out his duties as specified above, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The responsibility for the Company's plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

               (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Seller and the Amicus Business.

               (d) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

  10. Termination of Employment for Cause. The Employer may terminate the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect on the Company's Business as a result of the Employee (any such termination being a termination for "Cause"):

               (a) Breaching any provision of this Agreement and failing to cure such breach within thirty (30) days after receipt of written notice thereof;

               (b)   Misappropriating funds or property of the Company;

               (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

               (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

               (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a consecutive period of one hundred thirty-five (135) days during any consecutive twelve-month time period;

               (f) Failing to carry out and perform the material duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within ten (10) days after written notice thereof;

               (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof; or

               (h) The Business failing to achieve quarterly Net Profit, as defined on Schedule A to this Agreement of $109,125 for each of two
          (2) consecutive fiscal quarters.

  In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

  In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

  In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement or the Purchase Agreement.

  Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

  "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

  11. Termination By Employee With Good Reason. The Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate his primary residence in violation of
Section 2 of this Agreement; provided that the Company shall be furnished ten
(10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employer shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

  12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated:

               (a) Enter into, engage in, or be connected with any court reporting business or business operation or activity within Westchester, New York, Kings, Queens, Bronx, Richmond, Rockland and Nassau Counties in New York and Bergen, Essex, Union, Middlesex, Morris, Warren, Somerset, Sussex and Passaic Counties in New Jersey; and

               (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

               (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

  In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year.

  In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto. In addition, in the event that at the expiration of this Agreement at the end of its schedule term the Company is unwilling to extend the Agreement, the Employee shall be immediately entitled to work as a court reporter in the Territory set forth in Section 12 (a) provided that he continues to comply with Sections 12(b) and 12(c) while he works as a court reporter and for any court or governmental agency.

  It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

  The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

  13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

  14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this

Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

  15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:  Litigation Resources of America-Northeast, Inc.
                         1001 Fannin, Suite 650
                         Houston, Texas 77002
                         Telefax:(713) 653-7172
                         Attn: Richard O. Looney

     If to the Employee: Joseph N. Spinozzi
                         31 Farragut Avenue
                         Hastings on the Hudson, New York  10706

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

  16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

  17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

  18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

  19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

  20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

  21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

  22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Company.

  23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

  24. Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party. Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

  25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

  26. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

  27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA-
                              NORTHEAST, INC., a New York corporation

                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:

                              _______________________________________
                              Joseph N. Spinozzi

                                   SCHEDULE A

                          CALCULATION OF ANNUAL BONUS


          Each year the accountants regularly employed by the Company shall determine the amount of Net Profit, if any, of the Amicus Division of the Company during each consecutive twelve (12) month time period ending on the last day of the fiscal year of the Company ("Annual Profits"), commencing with the first fiscal year of the Company and continuing each year during the term of this Agreement. Beginning with the first fiscal year of the Company, to the extent that the Annual Profits of the current year exceed the Annual Profits of the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any; provided that for the first fiscal year of the Company (A)(i) the Annual Profits shall be calculated for each full month of operations and added together, (ii) the Annual Profits for any partial month of operations shall be divided by the number of actual days in such month and multiplied by 30 to create a full month and (iii) the sum of (A)(i) and
(A)(ii) shall be added together, that result divided by the number of full and partial months of operations and the quotient multiplied by 12 to create the number representing Annual Profits for the first fiscal year and (B) the Annual Profits of the prior year shall be deemed to be $485,000. For purposes of this calculation, "Net Profit" shall mean earnings before income taxes, interest, depreciation and amortization.

EXHIBIT C-2


                              EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective the ____ day of September__, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and CARL ANDERSON, an individual residing in the State of New York (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September___, 1997 (the "Purchase Agreement"), by and among the Company, Amicus One Legal Support Services, Inc., a New York corporation ("Seller"), the Employee and other stockholders of the Seller, individually, and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, Employee has been an employee, officer and director of the Seller and its business known as or conducting business under "Amicus One Legal Support Services Inc.", "Cardinal Reporting Co." and "AM Court Reporting, Co." (the "Amicus Business"), and his knowledge of the affairs of the Amicus Business, particularly its court reporting business in White Plains, New York and surrounding areas, are of great value to the Company; and

  WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller, which required the approval the shareholders of the Seller; and

  WHEREAS, part of the consideration given to the Seller and the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

  WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

  NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

  1. Employment Term. The Employer hereby employs the Employee commencing on the Effective Date for a term of one year (the "Employment Term"), unless sooner terminated as hereinafter provided. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

  2. Duties. The Employee shall (i) provide the Company assistance in training new personnel (whether at the Westchester Office or otherwise) and (ii) assist in managing the assignment of court reporting jobs by the Westchester office. The Employee shall report to, and be subject to the general direction and control of Joseph Spinozzi the General Manager-New York of the Company. The Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of court reporting and litigation support services in the New York Metropolitan area.

  3. Extent of Service. The Employee shall be employed on a part-time basis and shall devote such time, attention and energy to the business of the Employer as
shall be reasonably required to perform his duties under Section 2.   Subject to
Sections 12-14, the Employee may engage in any other business activity during the term of this Agreement, so long as such business activity does not unduly interfere with the performance of his duties under Section 2.

  4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive a salary in the amount of Five Thousand and No/100 Dollars ($5,000) per year effective as of the date hereof, which salary shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until termination of this Agreement.

  5. Expenses. During the term of this Agreement, the Employer shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses.

  6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board, and subject to any limitations set forth therein with respect to part-time employees, if any.

  7. Vacation. During the term of this Agreement, the Employee shall not be entitled to any paid vacation time, unless otherwise required by law.

  8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this Agreement:

               (a) The Employee will use his best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

               (b) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

               (c) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

               (d) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

               (e) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

  9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

               (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any equipment, machinery, processes, systems, products, contracts, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

               (b) The Employee agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Seller and the Cardinal Business.

               (c) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

  10. Termination of Employment for Cause. The Employer may terminate the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

               (a) Breaching any material provision of this Agreement and failing to cure such breach within ten (10) days after receipt of written notice thereof;

               (b)   Misappropriating funds or property of the Company;

               (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

               (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

               (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) days during any consecutive twelve-month time period;

               (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within ten (10) days after written notice thereof; or

               (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof.

  In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

  In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

  In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

  Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

  "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

  11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause". In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement; provided that the Company shall be furnished ten (10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employer shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

  12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period three (3) years after the date employment is so terminated:

               (a) Enter into, engage in, or be connected with any court reporting business or business operation or activity within Westchester, New York, Kings, Queens, Bronx, Richmond, Rockland and Nassau Counties in New York and Bergen, Essex, Union, Middlesex, Morris, Warren, Somerset, Sussex and Passaic Counties in New Jersey, except that Employee may work as a court reporter for a court or governmental agency or perform work as a court reporter for the Company within those counties; and

               (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

               (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

  In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year.

  In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

  It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

  The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

  13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

  14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

  15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:  Litigation Resources of America-Northeast, Inc.
                         1001 Fannin, Suite 650
                         Houston, Texas 77002
                         Telefax:(713) 653-7172
                         Attn: Richard O. Looney

     If to the Employee: Carl Anderson
                         31 Britton Ridge Road
                         Mt. Kisco, New York  10549

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

  16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

  17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

  18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

  19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

  20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

  21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party.

  22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Company.

  23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

  24. Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party. Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

  25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

  26. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

  27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA-
                              NORTHEAST, INC., a New York corporation

                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:

                              _______________________________________
                              Carl Anderson

EXHIBIT C-3


                              EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective the ____ day of September, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and HOWARD BRESHIN, an individual residing in the State of New York (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September___, 1997 (the "Purchase Agreement"), by and among the Company, Amicus One Legal Support Services, Inc., a New York corporation ("Seller"), the Employee and other stockholders of the Seller, individually, and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, Employee has been an employee, officer and director of the Seller and its business known as or conducting business under "Amicus One Legal Support Services Inc.", "Cardinal Reporting Co." and "AM Court Reporting, Co." (the "Amicus Business"), and his knowledge of the affairs of the Amicus Business, particularly its court reporting business in White Plains, New York and surrounding areas, are of great value to the Company; and

  WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller, which required the approval the shareholders of the Seller; and

  WHEREAS, part of the consideration given to the Seller and the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

  WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

  NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

  1. Employment Term. The Employer hereby employs the Employee commencing on the Effective Date for a term of three years (the "Employment Term"), unless sooner terminated as hereinafter provided. Unless otherwise provided herein, Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

  2. Duties. The Employee shall (i) assist in managing the assignment of court reporting jobs in the Westchester office and (ii) provide the Company assistance in training new personnel (whether at the Westchester Office or otherwise). The Employee shall report to, and be subject to the general direction and control of Joseph Spinozzi the General Manager-New York of the Company. The Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of court reporting and litigation support services in the White Plains, New York Metropolitan area.

  3. Extent of Service. The Employee shall be employed on a part-time basis and shall devote such time, attention and energy to the business of the Employer as
shall be reasonably required to perform his duties under Section 2.   Subject to
Sections 12-14, the Employee may engage in any other business activity during the term of this Agreement, so long as such business activity does not unduly interfere with the performance of his duties under Section 2.

  4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive a salary in the amount of Seventy Five Hundred and No/100 Dollars ($7,500) per year effective as of the date hereof, which salary shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until termination of this Agreement.

  5. Expenses. During the term of this Agreement, the Employer shall promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses.

  6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board, and subject to any limitations set forth therein with respect to part-time employees, if any.

  7. Vacation. During the term of this Agreement, the Employee shall not be entitled to any paid vacation time, unless otherwise required by law.

  8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this Agreement:

               (a) The Employee will use his best reasonable efforts to truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

               (b) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

               (c) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

               (d) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

               (e) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

  9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

               (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any equipment, machinery, processes, systems, products, contracts, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

               (b) The Employee agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Seller and the Cardinal Business.

               (c) The Company agrees that it will not terminate any employee of the Company without giving prior notification of such termination to the Employee.

  10. Termination of Employment for Cause. The Employer may terminate the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

               (a) Breaching any material provision of this Agreement and failing to cure such breach within ten (10) days after receipt of written notice thereof;

               (b)   Misappropriating funds or property of the Company;

               (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

               (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

               (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) days during any consecutive twelve-month time period;

               (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within ten (10) days after written notice thereof; or

               (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within ten (10) days after written notice thereof.

  In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

  In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

  In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

  Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

  "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

  11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause". In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement; provided that the Company shall be furnished ten (10) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employer shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

  12. Covenant Not to Compete. The Employee recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period three (3) years after the date employment is so terminated:

               (a) Enter into, engage in, or be connected with any court reporting business or business operation or activity within Westchester, New York, Kings, Queens, Bronx, Richmond, Rockland and Nassau Counties in New York and Bergen, Essex, Union, Middlesex, Morris, Warren, Somerset, Sussex and Passaic Counties in New Jersey, except that Employee may work as a court reporter for a court or governmental agency or perform work as a court reporter for the Company within those counties; and

               (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

               (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

  In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination By Employee With Good Reason by the Employee, but only for a period of one (1) year.

  In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

  It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

  The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

  13. Business Opportunities. Except for passive investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

  14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

  15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

     If to the Company:  Litigation Resources of America-Northeast, Inc.
                         1001 Fannin, Suite 650
                         Houston, Texas 77002
                         Telefax:(713) 653-7172
                         Attn: Richard O. Looney

     If to the Employee: Howard Breshin
                         8 Edson Road
                         Valley Cottage, New York 10989

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

  16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

  17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

  18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

  19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

  20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

  21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party.

  22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company. Written notification of any modification of compensation paid or payable to the Employee for his services shall be conclusively deemed to be a ratification and confirmation of this Agreement amended by such change in compensation unless the Employee shall object in writing with ten (10) days after such written notification from the Company.

  23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

  24. Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party. Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

  25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

  26. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

  27. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              LITIGATION RESOURCES OF AMERICA-
                              NORTHEAST, INC., a New York corporation

                              By:   _________________________________
                                    Richard  O. Looney
                                    Chief Executive Officer

                              THE EMPLOYEE:

                              _______________________________________
                              Howard Breshin

                                                               September 2, 1997
EXHIBIT D
---------

                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of September__, 1997, between AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation, and LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation ("Purchaser"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets effective of even date with the effective date hereof, executed by and between Seller, the stockholders of the Seller, the Purchaser and Litigation Resources of America, Inc., a Texas corporation (the "Parent") and the parent of the Buyer (the "Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser and Parent have agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, the Assets; and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Purchaser has agreed to assume the Assumed Liabilities, on and subject to the terms and conditions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, including the delivery to Seller of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, the Assets.

     2. BULK SALES. Purchaser and Seller hereby waive compliance by Seller with the bulk sales laws of the State of New York. This waiver shall in no event stop or prevent (i) Purchaser or Seller from asserting as a bar or defense to any action or proceeding brought under any such law that it is not applicable to the sale and assignment contemplated hereby, nor (ii) Purchaser from asserting against Seller any claim for breach or default by Seller or Seller from asserting against Purchase or Parent any claim for breach or default under the Agreement, nor (iii) any Purchaser Indemnified Party or Seller Indemnified Party from asserting any claim for indemnification under the Agreement.

                                                               September 2, 1997



     3. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Agreement, and otherwise on and subject to the terms and conditions of the Agreement, Purchaser hereby assumes and agrees to pay and perform the Assumed Liabilities.

     4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller has good and marketable title to the Assets, free and clear of all mortgages, liens, security interests, pledges, charges, options, claims, restrictions, or encumbrances of any nature whatsoever, except as set forth in the Agreement, the Ancillary Agreements or any of the Schedules thereto. Seller further represents and warrants that (i) Seller has obtained all consents or approvals necessary to prevent the execution, delivery or performance of the Agreement or this Bill of Sale, Assignment and Assumption Agreement from being or becoming, with notice or lapse of time or both, a default under any contract, lease or other agreement assigned hereby, (ii) there has been no default, and there exists no fact or circumstance which with notice or lapse of time or both would become a default, under any such contract, lease or agreement, and (iii) no material contract, lease or other agreement assigned hereby has been terminated, modified, renewed or extended, except as previously disclosed in writing to Purchaser. In addition subject to the limitations set forth in the agreements, all of Seller's representations and warranties set forth in the Agreement with respect to the Assets and Assumed Liabilities are incorporated herein by reference, subject to the limitations set forth in the Agreements.

     5. INDEMNIFICATION. Each Party shall indemnify, save, defend, and hold harmless the other Party and the other Party's directors and officers from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made in or pursuant to this Bill of Sale, Assignment and Assumption Agreement, to the extent to which such indemnified party would be entitled to indemnification under, and on and subject to the terms and conditions set forth in, the Agreement.

     6. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it may be entitled at law or equity.

     7. GOVERNING LAW; ARBITRATION. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to conflicts of law principles, and the laws of the United States applicable in New York. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the Parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties

                                                               September 2, 1997



agree that the controversy, dispute or claim shall be submitted to binding and final arbitration by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the Parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that Party's reasonable attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the Party who does not substantially prevail. Any arbitration hereunder commenced prior to full payment of the Note or conversion of the Note into Parent Shares (such event being referred to as the "Note Payment Date"), shall be held in New York, New York. Any arbitration commenced on or after the Note Payment Date shall be held in Houston, Texas. Nothing in this Section shall restrict any Parties' ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any Party, such Party is specifically entitled to enforce the appropriate provisions of the Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section. Any such proceeding for injunctive or equitable relief hereunder commenced prior to the Note Payment Date, shall be held in New York, New York, and any such proceeding commenced on or after the Note Payment Date shall be held in Houston, Texas.

     8. FURTHER ASSURANCES. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

     9. MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only by written instrument signed by both of the Parties.

     10. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, and the documents, instruments and agreements executed in connection herewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

                                                               September 2, 1997



     11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

     EXECUTED AND DELIVERED EFFECTIVE as of the date first set forth above.

                              PURCHASER:

                              LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation


                              By:____________________________________________
                                 Richard O. Looney,
                                 President & Chief Executive Officer

                              SELLER:

                              AMICUS ONE LEGAL SUPPORT SERVICES, INC.
                              a New York corporation

                              By:____________________________________
                                 ________, _____President

EXHIBIT E

               [FORM OF SELLER'S INVESTOR REPRESENTATION LETTER]



                               September__, 1997

Litigation Resources of America, Inc.
Litigation Resources of America-Northeast, Inc.
1001 Fannin, Suite 650
Houston, Texas 77002
Attn:  Mr. Richard O. Looney, President


          Re: Investor Representations

Gentlemen:

          The purpose of this letter is to evidence certain representations and warranties to be made with respect to certain matters relating to the acquisition by Amicus One Legal Support Services, Inc. (the "Seller") of (i) shares of common Stock issued by Litigation Resources of America, Inc., a Texas corporation (the "Company"), having a par value of one-cent ($0.01) per share (the "Common Stock"); (ii) a Convertible Subordinated Promissory Note in the aggregate principal amount of $560,000 (the "Convertible Note") issued by the Company and by Litigation Resources of America-Northeast, Inc. (the "Purchaser"), for and in partial consideration of the sale of certain of the assets of the Seller, upon the terms and conditions set forth herein and in that certain Agreement of Purchase and Sale of Assets (the "Purchase Agreement"), dated ______, 1997 entered into by and among the Seller, the Company and the Purchaser and (iii) any shares of Common Stock issued upon conversion of the Convertible Note ("Conversion Shares").

          The Investor hereby represents and warrants to the Company, the Purchaser , and each of the Company's and the Purchaser's officers, directors, shareholders, agents, attorneys, employees and representatives as follows:

          1. Investment Intent. (i) The Common Stock and the Convertible Note and any Conversion Shares acquired (collectively the "Securities") are being (or in the case of Conversion Shares, will be) acquired solely for the account of the Seller, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Seller has no contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge to any person the Securities or any portion thereof (other than as set forth in the Purchase Agreement or in the Ancillary Agreements, as defined in the Purchase Agreement, (iii) the Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Seller understands the legal consequences of the foregoing representations and warranties to mean that the

Litigation Resources of America, Inc.
September __, 1997
Page 2


Seller must bear the economic risk of the investment in the Securities for an indefinite period of time, (v) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquiring the Securities, and (vi) the Investor acknowledges that the acquisition of the Securities by the Seller involves a high degree of risk which may result in the loss of the total amount of this investment.

          2. No General Solicitation. The Securities have been offered to the Seller without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

          3. Access to Information. The Seller and its officers and directors have (i) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Securities and the proposed business and affairs of the Company, and is satisfied with the results thereof, (ii) been given access, if requested, to all other documents with respect to the Company or this transaction, as well as to such other information as the Seller or such other persons has requested, and
(iii) relied solely on investigations conducted by the Investor in making the decision to acquire the Securities or approve the transactions set forth in the Purchase Agreement.

          4. Exemption Status. The Investor understands that the Securities to be sold hereunder are being issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The Investor understands that the undersigned, the Company, the Company's officers, directors, shareholders, employees, agents, attorneys and representatives are relying on, among other things, the representations and warranties of the Investor set forth herein in issuing the Securities to the Seller.

          5.   Securities Compliance.  The Investor understands and agrees that
(i) no sale, distribution, transfer or other disposition of the Securities, or any portion thereof, can be made by the Seller unless the Securities have been registered under the Securities Act of 1933, as amended, and applicable securities laws of any other relevant jurisdiction, or exemptions from such registration are available, as evidenced by an opinion of counsel, satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition, and (ii) an appropriate legend will be endorsed on the certificates representing the Securities evidencing such restrictions.

          6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Litigation Resources of America, Inc.
September __, 1997
Page 3


          7. Representations of Entities. If Investor is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to purchase and hold the Securities, (ii) it has not been formed for the purpose of acquiring the Securities, (iii) the person executing this Agreement for and on behalf of such entity has been duly authorized by such entity to do so, (iv) it is willing and able to bear the substantial economic risk of an investment in the Securities and has no need for liquidity with respect thereto, and (v) it is able to withstand a complete loss of its investment.

          8. No Governmental Review. The Investor acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Securities, nor made any recommendation or endorsement of the Securities, and that there is a significant risk of loss of all or a portion of the Seller's investment in the Securities.

          9. State of Residence and Domicile. The Investor is a corporation organized and whose principal place of business is in the State of New York.

    The Investor acknowledges that the Company and the Company's officers, directors, stockholders, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not deliver the Securities to the Seller but for the execution and delivery of this letter by the Investor.

                                 Very truly yours,

                                 AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation
                                 By:____________________________
                                 Name:__________________________
                                 Title:_________________________

EXHIBIT F-1

                            SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (this "Agreement") dated as of September__, 1997 made by Litigation Resources of America, Inc., a Texas corporation (THE "COMPANY"), Litigation Resources of America-Northeast, Inc., a New York corporation ("NORTHEAST"), and Amicus One Legal Support Services, Inc., a New York corporation (the "SELLER SUBORDINATED CREDITOR") and the Senior Subordinated Creditors listed on the signature pages hereto (the "SENIOR SUBORDINATED CREDITORS").

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of January 17, 1997 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "SECURITIES PURCHASE AGREEMENT"), by and among the Company, certain other parties and the Senior Subordinated Seller Subordinated Creditor, the Senior Subordinated Creditors were issued the Company's 12% Senior Subordinated Notes due January 17, 2004 in the aggregate principal amount of $9,000,000 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "SENIOR SUBORDINATED NOTES"); and

     WHEREAS, pursuant to that Agreement of Purchase and Sale of Assets dated as of September__, 1997 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "ASSET PURCHASE AGREEMENT"), by and among the Company, Northeast and the Seller Subordinated Creditor and the stockholders of the Seller Subordinated Creditor, the Seller Subordinated Creditor will be issued a Convertible Subordinated Promissory Note of Northeast due September__, 2002 in the original principal amount of $560,000 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "SELLER SUBORDINATED NOTE"); and

     WHEREAS, it is a condition under the Securities Purchase Agreement that the Company, the Payor and the Seller Subordinated Creditor shall execute and deliver this Subordination Agreement to the Senior Subordinated Creditors prior to entering into the transactions contemplated by the Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the benefits accruing to the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties hereby make the following representations and warranties and hereby covenant and agree as follows:

                                   ARTICLE I

                                 SUBORDINATION

          SECTION 1.1. Defined Terms. For purposes of this Subordination Agreement, the following terms shall have the following meanings:

          "COMPANY" shall have the meaning set forth in the preamble.

          "DEFAULT NOTICE" shall have the meaning set forth in Section 1.2.B.1(1)(b).

          "GUARANTORS" shall mean Northeast and each such other subsidiary of the Company at any time which shall become a party to the Subsidiary Guarantee Agreement dated effective January 17, 1997 by and among the Company and the Guarantors or the Subsidiary Guarantee Agreement dated the date hereof by and among the Company and one or more Guarantors.

          "INTEREST NOTES" shall mean interest notes issued by the Company, in the sole discretion of the holders of the Senior Subordinated Notes, in lieu of a cash payment of any or all interest due on the Senior Subordinated Notes for a specific period of time.

          "OBLIGATIONS" shall mean all obligations and liabilities (direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred), whether for principal, interest, premium, fees, costs, or expenses or otherwise of the Company and any of the Guarantors under the Senior Subordinated Notes, including but not limited to those obligations with respect to the Senior Subordinated Notes arising under the Subsidiary Guarantee Agreement.

          "OTHER SUBORDINATED INDEBTEDNESS" means any indebtedness now or hereinafter due and owing by the Company or any of the Guarantors to any person who is the seller of a court reporting and/or litigation service business and who finances all or part of the purchase price thereof.

          "PAYOR" shall have the meaning set forth in the preamble.

          "SELLER SUBORDINATED CREDITOR" shall have the meaning set forth in the preamble.

          "SELLER SUBORDINATED DEBT" shall have the meaning set forth in Section 1.2.A

          "SELLER SUBORDINATED" shall have the meaning set forth in second whereas clause.

          "SENIOR SUBORDINATED CREDITOR" shall mean, collectively, the holder or holders of the Senior Subordinated Notes, and their respective successors and assigns, in each case as a holder of Obligations, and Senior Subordinated Creditor means any one of them.

          "SENIOR SUBORDINATED DEBT" shall have the meaning set forth in Section 1.2.A.

          "SENIOR SUBORDINATED DEBT LIENS" shall have the meaning set forth in
Section 1.2.G.

          "SENIOR SUBORDINATED NOTE" shall have the meaning set forth in the first whereas clause.

          "SUBORDINATION AGREEMENT" shall mean this Subordination Agreement, as amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

          "SUBSIDIARY GUARANTEE AGREEMENT" shall mean that certain Subsidiary Guarantee Agreement dated the date hereof by and among the Company and one or more Guarantors.

          SECTION 1.2. Subordination.

          A. Seller Subordinated Debt Subordinate to Senior Subordinated Debt. All obligations and indebtedness of the Company to the Seller Subordinated Creditor in respect of the Seller Subordinated Note shall be junior and subordinate to prior payment in full of the Obligations to the extent and in the manner provided in this Section 1.2 and the Seller Subordinated Creditor by acceptance of this Subordination Agreement agrees to be bound by the provisions of this Section 1.2. The Senior Subordinated Debt shall continue to be senior and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Subordinated Debt or extension or renewal of the Senior Subordinated Debt. For purposes hereof, indebtedness evidenced by the Senior Subordinated Note, the Interest Notes and the Subsidiary Guarantee Agreement, including any refinancing, extension or modification thereof, and any additional indebtedness senior to Other Subordinated Indebtedness which is created or incurred after the date hereof shall constitute "SENIOR SUBORDINATED DEBT," and any and all indebtedness, including the payment of the principal of, and interest on, and all other amounts owing in respect of the Seller Subordinated Note, including any refinancing, extension or modification thereof, shall constitute "SELLER SUBORDINATED DEBT."

          B. Suspension of Right to Receive Payments in Respect of the Seller Subordinated Note.

          B(1). Failure to pay Principal of or Interest on Senior Subordinated Debt. (a) Upon (i) the maturity of Senior Subordinated Debt by lapse of time, acceleration or otherwise, (ii) any failure by the Company or a Guarantor to make any payment of principal or interest when due with respect to Senior Subordinated Debt following expiration of any applicable grace period, (iii) any default in the payment by the Company or a Guarantor of any interest or other amounts due with respect to Senior Subordinated Debt, or (iv) the issuance by the Company of any Interest Notes (solely to the extent that the Senior Subordinated Creditor has opted for such issuance because otherwise the Company would default under the Senior Subordinated Debt) then, unless either (x) with respect to (i), (ii) or (iii) of paragraph B(l)(a) above, such failure or default is remedied in a manner reasonably satisfactory to the holders of the Senior Subordinated Debt or waived in writing by the holders of such Senior Subordinated Debt, or (y) with respect to (iv) of paragraph B(l)(a) above, all such Interest Notes are paid off in full, all principal on the Senior Subordinated Debt and all interest thereon and other amounts due in connection therewith, shall be paid to the holders of the Senior Subordinated Debt in full, or such payment duly provided for in cash or in a manner reasonably satisfactory to the holders of such Senior Subordinated Debt, before any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, shall be paid or delivered with respect to the Seller Subordinated Debt, and any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or delivered with respect to the Seller Subordinated Debt, shall be paid or delivered directly to the holders of the Senior Subordinated Debt, ratably, for application in payment thereof, unless and until all Senior Subordinated Debt shall have been paid in full.

          (b) Upon the occurrence of (i) any default or event with respect to the Senior Subordinated Debt of the types described in clause (i), (ii), (iii) or (iv) of paragraph B(1)(a) above, or (ii) any other default with respect to any Senior Subordinated Debt as defined therein or in the instrument under which it is outstanding which would, with the giving of notice or the passage of time, or both, automatically accelerate or permit the holders of such Senior Subordinated Debt to accelerate the maturity thereof upon written notice thereof given to the Company or any Guarantor by the holders of such Senior Subordinated Debt or their representatives (a "DEFAULT NOTICE"), then, unless and until either (x) with respect to (i), (ii) or (iii) of paragraph B(1)(a) above, such default with respect to Senior Subordinated Debt shall have been remedied in a manner reasonably satisfactory to the holders of the Senior Subordinated Debt or waived in writing by the holders of such Senior Subordinated Debt, or (y) with respect to (iv) of paragraph B(l)(a) above, all such Interest Notes are paid in full, no direct or indirect payment (in cash, property or securities or by setoff or otherwise) shall be made by the Company or any of the Guarantors with respect to the Seller Subordinated Debt.

          (c) Upon the occurrence of (i) any default or event with respect to Senior Subordinated Debt of the types described in clause (i), (ii), (iii) or
(iv) of paragraph B(l)(a) above, or (ii) the giving of any Default Notice, neither the Company nor any of the Guarantors shall make any direct or indirect payments, and the Seller Subordinated Creditor shall not receive, ask, demand, sue for any payment or otherwise exercise their remedies against the Company or any of the Guarantors with respect to the Seller Subordinated Debt, unless and until such default with respect to Senior Subordinated Debt has been remedied in a manner reasonably satisfactory to the holders of the Senior Subordinated Debt or waived in writing.

          B(2). Acceleration of Payment of Senior Subordinated Debt. If at the time (i) the Senior Subordinated Debt shall have been declared by the holders thereof due and payable before its expressed maturity and (ii) such acceleration shall not have been expressly rescinded in writing by the holders of Senior Subordinated Debt pursuant to the Securities Purchase Agreement, then any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Seller Subordinated Debt shall be paid or delivered directly to the holders of Senior Subordinated Debt, ratably, for application in payment thereof, unless and until all Senior Subordinated Debt shall have been paid in full or such acceleration shall have been rescinded.

          B(3). Bankruptcy or Insolvency. In the event of (a) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or any Guarantor, their creditors as such or their property; (b) any proceedings for liquidation, dissolution or other winding-up of the Company or Northeast, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (c) any assignment of the Company or any Guarantor for the benefit of creditors; (d) any other marshaling of the assets of the Company or any Guarantor; or (e) any acceleration of any Senior Subordinated Debt, then all Senior Subordinated Debt (including any interest thereon occurring at the legal rate after the commencement of such proceedings), shall be paid in full before any further payment or distribution, whether in cash, securities or other property, is made with respect to the Seller Subordinated Debt. In any of such proceedings, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Seller Subordinated Debt shall be paid or delivered directly to the holders of the Senior Subordinated Debt (including any interest thereon occurring at the legal rate after the commencement of any such proceeding in addition to interest that would have accrued thereon but for the commencement of such proceedings), ratably, for application in payment thereof, unless and until all Senior Subordinated Debt shall have been paid in full.

          C. Rights of Holders of Senior Subordinated Debt Not to Be Impaired. No right of any present or future holder of any Senior Subordinated Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company, any Guarantor or the Senior Subordinated Creditor with the terms and provisions and covenants herein contained, regardless of any knowledge thereof any such holder of the Senior Subordinated Debt may have or otherwise be charged with. The provisions of this Section 1.2 are intended to be for the benefit of, and shall be enforceable directly by, any one or more of the holders from time to time of the Senior Subordinated Debt. The Senior

Subordinated Creditor waives notice of or proof of reliance on the Subordination Agreement and protest, demand for payment and notice of default by the holders of Senior Subordinated Debt.

          D. Company's Obligation Unconditional. The provisions of this Section
1.2 are solely for the purpose of defining the relative rights of the holders of Senior Subordinated Debt, on the one hand, and the holders of the Seller Subordinated Debt, on the other hand, against the Company and Northeast and their properties. Nothing herein shall impair, as between the Company and Northeast, on the one hand, and the Senior Subordinated Creditors, on the other hand, the obligation of the Company and Northeast which is unconditional and absolute, to pay all amounts due with respect to the Seller Subordinated Debt in accordance with the terms thereof and the provisions hereof and, except as expressly provided in this Section 1.2, nothing herein shall prevent the Seller Subordinated Creditor from exercising all remedies otherwise permitted by applicable law, hereunder or under the Seller Subordinated Note, subject to the rights under this Section 1.2 of holders of Senior Subordinated Debt to receive cash, property or securities otherwise payable or deliverable to the Senior Subordinated Creditors. The failure to make any payment with respect to the Subordination Agreement by reason of any provision of this Section 1.2 shall not be construed as preventing the occurrence of a default hereunder.

          E. Payments Held in Trust. If the Seller Subordinated Creditor shall receive any payment or delivery of cash, property or securities in respect of the Seller Subordinated Note in contravention of any of the provisions of this
Section 1.2 and before all the Senior Subordinated Debt shall have been paid in full, the Seller Subordinated Creditor will hold any amount so received in trust for benefit of the holders of Senior Subordinated Debt and will forthwith deliver and transfer to the holders of Senior Subordinated Debt such payment or delivery in the form received to be applied in payment or prepayment of Senior Subordinated Debt; provided, however, that the Seller Subordinated Creditor shall not be obligated to make an independent determination as to whether a payment received by it was appropriately made by the Payor.

          F. Subrogation. (a) Upon the payment in full of all Senior Subordinated Debt, the Seller Subordinated Creditor shall be subrogated to the rights of the holders of Senior Subordinated Debt to receive payments or distributions of assets of the Payor applicable to Senior Subordinated Debt until the Seller Subordinated Debt shall have been paid in full. For the purpose of subrogation, no payments to the holders of Senior Subordinated Debt of any cash, property or securities that the Seller Subordinated Creditor would be entitled to receive and retain but for the provisions of this Section 1.2, and no payment over pursuant to the provisions of this Section 1.2 to holders of Senior Subordinated Debt by the Seller Subordinated Creditor, shall, as between the Payor and its creditors (other than the holders of Senior Subordinated
Debt), on the one hand, and the Seller Subordinated Creditor, on the other hand, be deemed to be a payment by the Payor with respect to the Senior Subordinated Debt.

          (b) The Seller Subordinated Creditor agrees that if it becomes subrogated to the rights of the holders of the Senior Subordinated Debt as a result of a payment or distribution to the holders of the Senior Subordinated Debt pursuant to these subordination provisions and they obtain payment in cash or property from the Payor and apply such payment to the Seller Subordinated Debt, and if any payment by the Payor to holders of the Senior Subordinated Debt must be disgorged by the holders of the Senior Subordinated Debt as a result of any action under the United States Bankruptcy Code or other debtor relief law, the Seller Subordinated Creditor shall disgorge and pay to the holders of the Senior Subordinated Debt any amount collected by the Seller Subordinated Creditor in exercising their rights of subrogation that was applied to payment of the Seller Subordinated Debt.

          G. Subordinated Debt Liens. (a) Notwithstanding any defect, deficiency, error or omission contained in any security instruments hereafter creating any lien or security interest securing payment of all or any portion of the Senior Subordinated Debt ("SENIOR SUBORDINATED DEBT LIENS") and notwithstanding any defect, deficiency, error or omission in the execution, acknowledgment or filing or recording of same, the Seller Subordinated Creditor waive and relinquish all rights to contest, question or raise any such defect, deficiency, error or omission, and further acknowledges, ratifies and confirms that, as between the Seller Subordinated Creditor and the holders of the Senior Subordinated Debt, the Senior Subordinated Debt Liens on the property covered thereby are, or when the security interests creating the Senior Subordinated Debt Liens are executed will be, valid and perfected security interests and liens, senior in priority to any and all liens in favor of the Seller Subordinated Creditor.

          (b) The Seller Subordinated Creditor agrees that, notwithstanding any agreement in any document now or hereafter existing relating to or securing payment of the Seller Subordinated Debt, so long as any portion of Senior Subordinated Debt remains unpaid, and upon notice to the Seller Subordinated Creditor, the holders of Senior Subordinated Debt upon foreclosure of the Senior Subordinated Debt Liens, may sell any property covered by any of the Senior Subordinated Debt Liens without the approval of or consent from the Seller Subordinated Creditor, and any provision in any such document which requires the consent or approval of the Seller Subordinated Creditor prior to any such sale is hereby waived and relinquished so long as any part of the Senior Subordinated Debt remains unpaid, and the interest, if any, of the Seller Subordinated Creditor in such property so sold shall be deemed to be released without the necessity of any executed release, termination or other act.

          (c) Any holder of Senior Debt may extend, renew, modify or amend the terms of any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, any Guarantor or any affiliate to the same extent as could any person, all without notice to or consent of the Seller Subordinated Creditor and without affecting the liabilities and obligations of the Seller Subordinated Creditor pursuant to the provisions hereof.

          (d) The Seller Subordinated Creditor agrees that, notwithstanding any agreement in any document now or hereafter existing relating to or securing payment of the Seller Subordinated Debt, so long as any portion of Senior Subordinated Debt remains unpaid, unless prior approval of or consent is obtained from the Senior Subordinated Creditors, the Seller Subordinated Debt will be and remain unsecured.

          H. Waiver. The Seller Subordinated Creditor agree that, notwithstanding any agreement to the contrary, so long as any portion of Senior Subordinated Debt remains unpaid, any provision in any document now or hereafter existing which requires the consent or approval of the Seller Subordinated Creditor prior to the taking of any action by the Senior Subordinated Creditors is hereby waived and relinquished.

          I. Amendment. The provisions in Sections A through I shall not be amended or modified and no term or provision hereof shall be waived without the express prior written consent of the holders of Senior Subordinated Debt.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          The Seller Subordinated Creditor hereby represent and warrant to the holders of the Senior Subordinated Debt that:

          SECTION 2.1 Capacity. The Seller Subordinated Creditor is a corporation duly formed as such under the laws of the State of New York which has full authority to enter into this Subordination Agreement.

          SECTION 2.2. Authorization, Absence of Conflicts. The execution, delivery and performance by them of this Subordination Agreement (a) will not
(i) violate any law or regulations applicable to the Seller Subordinated Creditor, (ii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which the Seller Subordinated Creditor is a party or by which it or any of its properties may be bound or affected, (iii) violate any order of any court, tribunal or governmental agency binding upon them or their properties or (iv) result in the creation or imposition of any Lien of any nature whatsoever upon any of its properties or assets and (b) does not require any license, consent or approval of any governmental agency or regulatory authority.

          SECTION 2.3. Binding Obligations. This Subordination Agreement constitutes a legal, valid and binding obligation of the Seller Subordinated Creditor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally or equitable principles at the time in effect.

                                  ARTICLE III

                              DEFAULT AND REMEDIES

          SECTION 3.1. Exercise of Rights. If an Event of Default shall occur and be continuing, a majority (by principal amount of the Senior Subordinated Notes then outstanding) of the Senior Subordinated Creditors shall have the right, power and authority to do all things they deem necessary or advisable to enforce the provisions of this Subordination Agreement. A majority (by principal amount of the Senior Subordinated Notes then outstanding) of the Senior Subordinated Creditors shall have the right in their sole discretion to determine which rights, guarantees, liens, security interests or remedies they shall retain, pursue, release, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any other of them or any of their rights hereunder.

          SECTION 3.2. Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Senior Subordinated Creditors (including without limitation all reasonable fees and disbursements of any counsel to the Senior Subordinated Creditors), incurred by the Senior Subordinated Creditors in connection with the enforcement of the Senior Subordinated Creditors' rights hereunder and the collection of amounts payable hereunder. This agreement to pay costs is cumulative of, and shall not limit, the Senior Subordinated Creditors rights to indemnification against all liability, loss or damages pursuant to paragraph 12B of the Securities Purchase Agreement.

          SECTION 3.3. Cumulative Remedies. This Subordination Agreement and the obligations of the Seller Subordinated Creditor hereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by the Senior Subordinated Creditors. The remedies herein provided are cumulative and are not exclusive of any remedy provided by law.

          SECTION 3.4. Waivers and Amendments. No failure on the part of the Senior Subordinated Creditors to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default, nor shall any single or partial exercise by the Senior Subordinated Creditors of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy of the Senior Subordinated Creditors. No modification or waiver of any provision of this Subordination Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Senior Subordinated Creditors and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                                   ARTICLE IV

                                 MISCELLANEOUS

          SECTION 4.1. Notices. All notices, requests, demands or other communications related to this Subordination Agreement to or on the Seller Subordinated Creditor or any Senior Subordinated Creditors shall be in writing and shall be sent by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier, if to the Seller Subordinated Creditor, to their address set forth on the signature pages hereto and, if to any Senior Subordinated Creditors, to the respective addresses set forth on
Schedule I, or at such other address or facsimile numbers as any such party may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile (with receipt confirmed) or overnight courier.

          SECTION 4.2. Successors and Assigns; Survival. (a) This Subordination Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto; provided, however, that any such successor or assignee shall agree to be bound by this Agreement. All covenants, agreements, representations and warranties made herein by the Seller Subordinated Creditor shall survive the execution and delivery of this Subordination Agreement and shall continue in full force and effect until all Obligations have been paid in full.

          (b) Any Senior Subordinated Creditor may assign its rights and powers under this Subordination Agreement, and, in the event of such assignment, the assignee of such rights and powers, to the extent of such assignment, shall have the same rights and remedies as if originally named herein in the place of such Senior Subordinated Creditor.

          SECTION 4.3. Section Headings. Article and Section headings contained in this Subordination Agreement are for convenience only and shall not affect the construction of this Subordination Agreement.

          SECTION 4.4. Governing Law. This Subordination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts or choice of law principles thereof.

          SECTION 4.5. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUBORDINATION AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SUBORDINATION AGREEMENT, THE SELLER SUBORDINATED CREDITOR HEREBY ACCEPTS FOR ITSELF AND IN

RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE SELLER SUBORDINATED CREDITOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE SELLER SUBORDINATED CREDITOR AT THEIR ADDRESS SET FORTH IN SECTION 4.1, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SENIOR SUBORDINATED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE SELLER SUBORDINATED CREDITOR IN ANY OTHER JURISDICTION.

          SECTION 4.6 Severability. If any part of this Subordination Agreement is contrary to, prohibited by or deemed invalid under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.7. WAIVER OF TRIAL BY JURY. THE SELLER SUBORDINATED CREDITOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS SUBORDINATION AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN AND THE SELLER SUBORDINATED CREDITOR AGREE THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF ANY SENIOR SUBORDINATED CREDITOR AS THE CASE MAY BE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          SECTION 4.8. Counterparts. This Subordination Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE V

                                  TERMINATION

          This Agreement shall terminate upon the payment in full of all Obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                         THE COMPANY:

                         LITIGATION RESOURCES OF AMERICA,
                         INC., a Texas corporation


                         By:___________________________
                         Name:_________________________
                         Title:________________________

                         ADDRESS:

                         Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002

                         NORTHEAST
                         LITIGATION RESOURCES OF AMERICA-NORTHEAST,
                         INC., a New York corporation


                         By:____________________________
                         Name:__________________________
                         Title:_________________________

                         ADDRESS:

                         Litigation Resources of America-Northeast, Inc. 650 First City Tower, 1001 Fannin
                         Houston, Texas 77002

                         THE SELLER SUBORDINATED CREDITOR:

                         AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation

                         By:____________________________
                         Name:__________________________
                         Title:_________________________

                         ADDRESS:

                         ______________________________
                         ______________________________
                         New York, New York 100__


                         SENIOR SUBORDINATED CREDITORS:

                         DELAWARE STATE EMPLOYEES'
                         RETIREMENT FUND

                         By:  Pecks Management Partners Ltd.
                              Its Investment Advisor

                              By:__________________________________
                              Name:________________________________
                              Title:_________________________________

                         DECLARATION OF TRUST FOR DEFINED
                         BENEFIT PLAN OF ICI AMERICAN HOLDINGS
                         INC.

                         By:  Pecks Management Partners Ltd.
                              Its Investment Advisor


                              By:__________________________________
                              Name:________________________________
                              Title:_________________________________

                         DECLARATION OF TRUST FOR DEFINED
                         BENEFIT PLAN OF ZENECA HOLDINGS INC.

                         By:  Pecks Management Partners Ltd.
                              Its Investment Advisor

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

Senior Subordinated Creditors:

                                   SCHEDULE I

DELAWARE STATE EMPLOYEES'
RETIREMENT FUND
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Facsimile: 212-332-1334
Attn: Robert J. Cresci

DECLARATION OF TRUST
FOR DEFINED BENEFIT
PLAN OF ZENECA HOLDINGS INC.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Facsimile: 212-332-1334
Attn: Robert J. Cresci

DECLARATION OF TRUST
FOR DEFINED BENEFIT
PLAN OF ICI AMERICAN HOLDINGS INC.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Facsimile: 212-332-1334
Attn: Robert J. Cresci

with a copy to, in each case,
WILLKIE FARR & GALLAGHER
One Citicorp Center
153 East 53rd Street
New York, New York 10022-4677
Facsimile: 212-821-8111
Attn: William J. Grant, Jr.

EXHIBIT F-2


                      SELLER DEBT SUBORDINATION AGREEMENT

        This Seller Debt Subordination Agreement (the "Agreement") is made and entered into effective September 4, 1997, by and among LITIGATION RESOURCES OF AMERICA, INC., LOONEY & COMPANY, KLEIN, BURY & ASSOCIATES, INC., LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC. ("LRA-NE"), BLOCK COURT REPORTING, INC. and BLOCK TAPE TRANSCRIPTION SERVICES, INC. (sometimes herein collectively called the "Borrowers," and singly called a "Borrower"), and AMICUS ONE LEGAL SUPPORT SERVICES, INC. (the "Subordinate Creditor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Senior Creditor").

                                   RECITALS

        The Borrowers are indebted to the Senior Creditor pursuant to the terms of a Third Amended and Restated Credit Agreement (the "Credit Agreement") dated September 4, 1997, among the Borrowers and the Senior Creditor, and may become further indebted to the Senior Creditor. All Indebtedness, liabilities and obligations of any of the Borrowers under the Credit Agreement or any other document or instrument evidencing, securing, guaranteeing or in any manner pertaining to the Loans (collectively, the "Loan Documents"), and all other Indebtedness owing by any of the Borrowers to the Senior Creditor howsoever evidenced (such documents evidencing, securing, guaranteeing, or pertaining to such other Indebtedness are also included within the definition of the "Loan Documents"), whether now or hereafter existing for principal or interest (including without limitation interest accruing after the commencement of any proceeding referred to in Section 3), or for fees, expenses or otherwise, are herein called the "Senior Debt." All terms used in this Agreement shall, unless otherwise herein specifically given another meaning, have the meanings ascribed to them in the Credit Agreement.

        LRA, LRA-NE, the Subordinated Creditor, Richard A. Portas, Joseph N. Spinozzi, Carl Anderson and Howard Breshin have entered into an Agreement of Purchase and Sale of Assets (the "Amicus Agreement") dated as of September 4, 1997, for the sale by the Subordinated Creditor and the purchase by LRA-NE of substantially all of the assets (the "Assets") which are owned by the Subordinated Creditor. Pursuant to the terms of the Amicus Agreement, LRA-NE will become indebted to the Subordinated Creditor as evidenced by a 6% convertible subordinated promissory note (the "Note") in the original principal sum of $560,000.00, to be executed by LRA-NE payable to the order of the Subordinated Creditor. One or more of the Borrowers may, from time to time, become further indebted to the Subordinated Creditor for other or further Indebtedness, liabilities or obligations. All such Indebtedness now owing, and all other Indebtedness, liabilities or obligations any of the Borrowers to the Subordinated Creditor hereafter existing, are herein called the "Subordinated Debt." The foregoing term includes, but is not limited to, all obligations of any of the Borrowers owing to the Subordinated Creditor whether, (i) created directly or acquired by assignment or otherwise, (ii) evidenced by a note, open account, application for letter of credit, or otherwise, (iii) absolute or contingent, (iv) joint, several or independent, (v) arising by operation of law, or (vi) otherwise.

        LRA-NE has requested that the Senior Creditor consent to the sale and purchase transaction with the Subordinated Creditor to be evidenced by the Amicus Agreement. Conditioned on the Subordinated Creditor and the Borrowers executing and delivering this Agreement to the Senior Creditor and the acquisition of all of the Assets, the Senior Creditor is willing to consent to the

Amicus Agreement, the sale and purchase transaction to occur pursuant thereto and to the continuation of the Loans to the Borrowers pursuant to the Credit Agreement. It is expressly understood and agreed by the parties that this Agreement relates to and includes all Indebtedness of any of the Borrowers to the Subordinated Creditor, whether presently existing or to exist in the future.

                                   AGREEMENT

        In consideration of the premises, for other good, fair and valuable considerations, the receipt, adequacy and reasonable equivalency of which are acknowledged, and as an inducement to the Senior Creditor to consent to the Amicus Agreement and the sale and purchase transaction to occur pursuant thereto, and to continue financial accommodations to the Borrowers, it is agreed among the parties as follows:

        1. Subordination. The Borrowers and the Subordinate Creditor agree that the payment of or in respect of the Subordinated Debt owing or to become owing in the future is and shall be expressly subordinated to the prior payment in full of all Senior Debt to the extent and in the manner hereinafter set forth.

        2. Payments on the Subordinated Debt. Except as herein provided, no payments shall be made on the Subordinated Debt.

        A. (1) Expect as permitted in Section 2.B, Section 2.C or Section 3.A(5), or unless and until all Senior Debt has been paid in full and no commitment is in existence to advance or create the Senior Debt, no payment shall be made by any of the Borrowers, directly or indirectly, in respect of or on the Subordinated Debt, and (2) the Subordinate Creditor shall not ask, demand, sue for, take any action to enforce, take or receive, directly or indirectly, in cash or other property, by sale, setoff or in any other manner whatsoever, any amounts owing in respect of the Subordinated Debt. In the event that notwithstanding the provisions of the preceding sentence of this Section, any of the Borrowers shall make any payment on account of or in respect of the Subordinated Debt in violation of this Agreement, such payment shall be segregated from other funds and property of the Subordinate Creditor and held by the Subordinate Creditor in trust for the benefit of, and shall be promptly paid over and delivered to the Senior Creditor, with any necessary endorsement, for the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt or held as collateral in the case of non-cash property for the payment of the Senior Debt.

        B. Notwithstanding anything to the contrary contained in Section 2.A, so long as there shall exist no Event of Default of which the Subordinate Creditor shall have been given notice (or if notice of an Event of Default shall have been given to the Subordinate Creditor and the Borrowers shall have cured the Event of Default without the Senior Creditor accelerating the Senior Debt), LRA-NE may make, and the Subordinate Creditor may receive and retain for the Subordinate Creditor's account, scheduled accrued interest payments, as and when such interest payments accrue on the Note.

        C. Notwithstanding anything to the contrary contained in Section 2.A, so long as, (a) there shall exist no Event of Default of which the Subordinate Creditor shall have been given notice (or if notice of an Event of Default shall have been given to the Subordinate Creditor and the Borrowers shall have cured the Event of Default without the Senior Creditor accelerating the

           Senior Debt), (b) there shall not have occurred any default under the terms hereof, (c) the Borrowers are in compliance with the Borrowers' covenants set out in the Credit Agreement, and (d) any such payment shall not cause a Default, LRA-NE may make, and the Subordinate Creditor may receive and retain for the Subordinate Creditor's account, scheduled principal installment payments, as and when such principal payments are due on the Note and pay the entire balance of the Subordinated Debt from the proceeds from one or more equity offerings, or offerings of Subordinated Debt.

        D. The quarterly installments to be paid on the Note shall not exceed $41,333.33 of principal, together with accrued interest thereon, without the Senior Creditor's prior written consent.

        E. LRA-NE and the Subordinate Creditor shall maintain records with respect to such payments and upon the occurrence of a Default or of an Event of Default of which the Subordinate Creditor shall have been given notice and, during the continuance of any uncured Event of Default, no Borrower or any guarantor of the Senior Debt shall have the right to make, and the Subordinate Creditor shall cease to have the right to receive and retain, any payments on the Subordinated Debt and all such payments received by the Subordinate Creditor thereafter shall be held in trust for the benefit of the Senior Creditor pursuant to this Agreement.

        3. Furtherance of Subordination.

        A. Upon any distribution of all or any of the assets of any of the Borrowers, (whether in (i) connection with the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any of the Borrowers or the Indebtedness of any of the Borrowers, (ii) any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings of any of the Borrowers, or (iii) upon an assignment for the benefit of creditors or otherwise of any of the Borrowers (collectively, the foregoing being "Proceedings," or individually, a "Proceeding")) the following provisions shall apply:

           (1) The Senior Creditor shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest, including post-petition interest due on the Senior Debt, before the Subordinate Creditor is entitled to receive any payment on account of or in respect of the Subordinated Debt.

          (2) Any payment, Dividend or distribution of assets of any of the Borrowers of any kind or character, whether in cash, property or securities to which the Subordinate Creditor would be entitled except for the provisions of this Agreement, shall be paid by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Senior Creditor to the extent necessary to make payment in full of all Senior Debt remaining unpaid.

          (3) In any Proceeding, the Senior Creditor is irrevocably authorized and empowered (in the name of the Subordinate Creditor or otherwise), but shall not have the obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3.A.(1) and Section 3.A.(2) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other Lien securing payment of the Subordinated Debt)
           as the Senior Creditor may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditor hereunder.

           (4) In any Proceeding, the Subordinate Creditor shall duly and promptly take such action to the extent, and only to the extent, as the Senior Creditor may expressly request, (a) to collect the Subordinated Debt for the account of the Senior Creditor and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (b) to execute and deliver to the Senior Creditor such powers of attorney, assignments, or other instruments as the Senior Creditor may request in order to enable the Senior Creditor to enforce any and all claims with respect to, and any security interest and Liens securing payment of, the Subordinated Debt, and (c) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

           (5) If, and to the extent, the Senior Creditor shall not elect or shall fail to take the actions authorized in Section 3.A.(3), the Subordinate Creditor may demand, sue for, collect and, after the Senior Debt is paid in full, including, if necessary, the payment over by the Subordinate Creditor to the Senior Creditor of amounts due on the Senior Debt, receive every payment or distribution referred to in Section 3.A.(1) and Section 3.A.(2) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other Lien securing payment of the Subordinated Debt) as the Subordinate Creditor may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Subordinate Creditor.

        B. To the fullest extent permitted by law, the Subordinate Creditor irrevocably agrees that the Subordinate Creditor will not exercise and the Subordinate Creditor waives, any right of setoff, including, without limitation, any right of setoff under (S)553 of the Bankruptcy Code. If the foregoing waiver is adjudicated unenforceable by a court, then the Subordinated Creditor agrees that, in the event that the Subordinated Creditor exercises any right of setoff in any Proceeding, the Subordinate Creditor will pay directly to the Senior Creditor an amount equal to the amount of the Subordinated Debt which was so setoff for application to the Senior Debt until all Senior Debt shall have been paid in full.

        C. In the event that, notwithstanding the foregoing provisions of this
           Section 3, any payment or distribution of assets of any of the Borrowers of any kind or character, whether in cash, property or securities, shall be received by the Subordinate Creditor in violation of this Agreement on account of the Subordinated Debt before all Senior Debt is paid in full, or effective provision shall have been made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the Senior Creditor for application to the payment of the Senior Debt until all Senior Debt shall have been paid in full.

        D. The Senior Creditor is authorized to demand specific performance of this Agreement, whether or not the Borrowers shall have complied with any of the provisions hereof applicable to any of the Borrowers at any time when the Subordinate Creditor shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinate Creditor. The Subordinate Creditor irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such relief of specific performance.

    4. Subordination of Liens. The Subordinate Creditor agrees that the Subordinate Creditor will not hold any Lien or security interest in any real or personal property as security for any of the Subordinated Debt unless the Senior Creditor has given the Senior Creditor's prior written consent to the creation thereof. All such Liens and security interest (including if the Subordinate Creditor shall acquire any Lien or security interest in the future as security for the Subordinated Debt regardless of whether such Lien or security interest is permitted or prohibited by this Agreement or the Loan Documents) will be held by the Subordinate Creditor in accordance with the terms of this Agreement for the benefit of the Senior Creditor and shall enforce such Lien or security interest in accordance with the written instructions of the Senior Creditor. Any cash or other property received in violation of this Agreement on account of any Lien or security interest securing the Subordinated Debt shall be delivered to the Senior Creditor and, in the case of cash, applied to, or, in the case of other property, held as collateral for, the Senior Debt. To the extent that any Subordinated Debt is now or hereafter secured by a Lien or security interest (a "Subordinate Lien") against any real or personal property that is also subject to a Lien or security interest securing the Senior Debt (a "Senior Debt"), the Subordinate Creditor agrees that such Subordinate Lien shall be second, junior and subordinate to such Senior Lien and such Senior Lien shall be first and prior to such Subordinate Lien. It is agreed that the priorities specified in the preceding sentence are applicable irrespective of the time or order of attachment or perfection of Liens and security interests, or the time or order of filing of Liens and security interest, or the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

     5. Commencement of Proceedings. The Subordinate Creditor agrees that, so long as any of the Senior Debt shall remain unpaid, the Subordinate Creditor will not commence, or join with any creditor other than the Senior Creditor in commencing any Proceeding referred to in Section 3.A.

     6. Subrogation. The Subordinate Creditor agrees that until indefeasible payment in full of the Senior Debt shall have occurred without the right of any Person to set aside or contest the payment thereof and no commitment is in existence to advance or create Senior Debt, no payment or distribution to the Senior Creditor pursuant to the provisions of this Agreement shall entitle the Subordinate Creditor to exercise any right of subrogation in respect thereof and the Subordinate Creditor shall not be subrogated to the rights of the Senior Creditor to receive payments or distributions of assets of the any of the Borrowers made on the Senior Debt. As among the Borrowers and all other creditors (other than the Senior Creditor and the Subordinate Creditor), all payments or distributions made to the Senior Creditor to which the Subordinate Creditor would otherwise be entitled except for the terms of this Agreement shall be deemed to be a payment by the Borrowers to or on account of Subordinated Debt and not payment with respect to the Senior Debt. It is expressly understood that this Agreement is intended solely to be for the purposes of defining the rights among the Senior Creditor and the Subordinate Creditor and shall not affect the rights of the Subordinate Creditor against any other Person.

     7.  Subordination Legend:  Further Assurances.

     A. LRA-NE and the Subordinate Creditor will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

         "The indebtedness evidenced by this instrument is subordinated to the Senior Debt (as defined in the Subordination Agreement below referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated effective as of September 4, 1997, by the maker hereof and payee named herein in favor of Texas
            Commerce Bank National Association referred to in such Subordination Agreement."

        B. The Borrowers and the Subordinate Creditor each will further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Senior Creditor's reasonable request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Borrowers and the Subordinate Creditor each will, at their respective expense and at any time and, from time to time, promptly execute and deliver all further instruments and documents, and take all further actions that may be necessary or desirable, or that the Senior Creditor may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Creditor to exercise and enforce the Senior Creditor's rights and remedies hereunder.

        8. Changes or Dispositions of Subordinated Debt. The Subordinate Creditor shall not, (a) cancel or otherwise discharge any of the Subordinated Debt or subordinate any of the Subordinated Debt to any Indebtedness of any of the Borrowers other than the Senior Debt, (b) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt (and any attempted action in violation of this Section shall be void), or (c) permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Senior Creditor.

        9. Agreement by the Borrowers. The Borrowers agree that none of the Borrowers will make any payment of any of the Subordinated Debt, or take any other action in contravention of the provisions of this Agreement.

        10. Senior Debt Not Affected. All rights and interests of the Senior Creditor hereunder, and all agreements and obligations of the Borrowers and the Subordinate Creditor under this Agreement, shall remain in full force and effect irrespective of, (a) any lack of validity or enforceability of all or any portion of this Agreement, (b) any change in the amount of interest rate accruing on, time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any amendment or waiver of any consent to departure from any of the Loan Documents, including, without limitation, changes in the terms of disbursement of the Loan proceeds or repayment thereof, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Senior Creditor in the Senior Creditor's discretion, (c) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Debt, (d) lack of the reservation of any rights against the Subordinate Creditor or any other Person (all of which are waived by the Subordinate Creditor), or (e) any other circumstance in respect of this Agreement which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers of or in respect of the Senior Debt or the Subordinate Creditor.

        11. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Creditor upon the insolvency, the bankruptcy or reorganization of any of the Borrowers or otherwise, all as though such payment had not been made.

        12. Waivers. Except as specifically set out herein, the Subordinate Creditor waives promptness, diligence, notice of acceptance, notice of intention to accelerate, notice of acceleration and any other notice with respect to any of the Senior Debt and this Agreement and any requirement that the Senior Creditor protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any of the Borrowers or any other Person or any Collateral. Except as specifically set out herein, the Subordinate Creditor waives any right or benefit of any notice of any action, event or circumstance relating to the Senior Debt, including but not limited to the incurring, modification, default, exercise of remedies, compromise or release of or with respect to the Senior Debt.

        13. Representations and Warranties.

        A. LRA-NE and the Subordinate Creditor represent and warrant that the Subordinated Debt represented by the Note, (1) bears interest, and at all times prior to the payment in full of the Senior Debt, will bear interest at six (6) per cent per annum, (2) the principal of the Note is due and payable in sixteen (16) quarterly installments commencing on October 1, 1998, and continuing on each January 1, April 1, July 1 and October 1 thereafter, and (3) the interest on the Note is due and payable as it accrues in quarterly installments commencing on October 1, 1997, and continuing on each January 1, April 1, July 1 and October 1 thereafter.

        B. Each of the Borrower respectively represents and warrants that, (1) the Subordinated Debt now outstanding, true and complete copies of any instruments evidencing which having been furnished to the Senior Creditor, has not been amended or otherwise modified and constitutes the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, and (2) there exists no default in respect of any such Subordinated Debt.

        C. The Subordinate Creditor represents and warrants that, (1) the Subordinate Creditor owns the Subordinated Debt now outstanding free and clear of any Lien, security interest, charge or encumbrance or any rights of others, (2) the execution, delivery and performance by the Subordinate Creditor of this Agreement do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Subordinate Creditor or any of the Subordinate Creditor's properties, and do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the Subordinate Creditor's properties, (3) this Agreement is a legal, valid and binding obligation of the Subordinate Creditor, enforceable against the Subordinate Creditor in accordance with its terms, and
           (4) to the knowledge of the Subordinate Creditor, there exists no default in respect of any Subordinated Debt.

        14. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Subordinate Creditor or any of the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Senior Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        15. Expenses. The Borrowers and the Subordinate Creditor jointly and severally agree to pay, upon demand, to the Senior Creditor the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Senior Creditor's counsel, which the Senior Creditor may incur in connection with the exercise or enforcement of any of the rights or interests of the holders of the Senior Debt hereunder.

        16. Notices. Any notice required or permitted to be given hereunder shall be in writing, shall be addressed to the parties hereto at the respective addresses set out below, which may be changed by the giving of written notice to that effect pursuant hereto, and shall be deemed effectively given if (i) delivered personally, or (ii) upon being deposited with the U.S. Postal Service, postage prepaid, certified mail, return receipt requested:

If to any of the Borrowers:           LITIGATION RESOURCES OF AMERICA, INC.
                                      1001 Fannin, Suite 650
                                      Houston, Texas 77002

If to the Subordinated Creditor:      AMICUS ONE LEGAL SUPPORT SERVICES, INC.
                                      c/o Thomas J. Kovarcik, Esquire
                                      237 Park Avenue, 21st Floor
                                      New York, New York 10017

If to the Senior Creditor:            TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                      712 Main Street
                                      P.O. Box 2558
                                      Houston, Texas 77252-2558

        17. No Waiver, Remedies. No failure on the part of the Senior Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, or shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        18. Continuing Agreement: Transfer of Note. All representations, warranties and covenants made by the Subordinate Creditor or any of the Borrowers or on behalf of any of the Borrowers shall be considered to have been relied upon by the Senior Creditor and shall survive execution and delivery of the Loan Documents regardless of any investigation by or on behalf of the Senior Creditor or any discovery of any thereof. This Agreement is a continuing agreement and shall, (a) remain in full force and effect until the Senior Debt shall have been paid in full, (b) be binding upon the Subordinate Creditor, the Borrowers and their respective successors and assigns and any subsequent holder of Subordinated Debt, and (c) inure to the benefit of and be enforceable by the Senior Creditor and the Senior Creditor's successors, transferees and assigns of the Senior Debt. Without limiting the generality of the foregoing, the Senior Creditor may assign or otherwise transfer the evidence of any Senior Debt held by the Senior Creditor to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Senior Creditor herein or otherwise.

        19. Governing Law. THIS AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

     20. Venue. Any suit, action or proceeding with respect to the interpretation or enforcement of this Agreement, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, Harris County, Texas, or in the U.S. courts located in Southern District of Texas as the Senior Creditor, in the Senior Creditor's sole discretion, may elect. The parties submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     A. Each of the parties waives, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     B. Each of the parties consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in
         Section 16.

     C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     21. Jury Trial. Each party waives any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with or relating to this Agreement. Except as prohibited by law, each party hereto waives any right it may have to claim or recover in any litigation referred to in this Section any special, indirect, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages, whether such claim is based on contract, tort, duty imposed or implied by law or otherwise. Each party hereto, (a) certifies that no representative, agent or attorney of the Senior Creditor has represented, expressly or otherwise, that the Senior Creditor would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges and agrees that it has been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     22. Separate Agreements. The parties acknowledge and agree that this Agreement is independent and distinct from the Loan Documents, including the Credit Agreement. The Subordinate Creditor acknowledges that the Subordinate Creditor is not a party to and does not and shall not have any rights or benefits thereunder. The Subordinate Creditor acknowledges that the Subordinate Creditor has been provided copies of the Loan Documents, that the Subordinate Creditor has had the opportunity to review the Loan Documents with legal counsel and that this Agreement to be construed and interpreted as if jointly prepared by the parties.

     23. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     24. Section Headings. Headings are for convenience only and shall be given no substantive meaning or significance in construing this Agreement.

     25. Entire Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BY AND AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Executed September __, 1997, to be effective as of the date first above written.

LITIGATION RESOURCES OF                LOONEY & COMPANY
 AMERICA, INC.


BY:                                    BY:
   -------------------------------        ---------------------------------
   DAVE PFLEGHAR                          DAVE PFLEGHAR
   CHIEF FINANCIAL OFFICER                CHIEF FINANCIAL OFFICER

KLEIN, BURY & ASSOCIATES, INC.         LITIGATION RESOURCES OF
                                        AMERICA-CALIFORNIA, INC.


BY:                                    BY:
   -------------------------------        ---------------------------------
   DAVE PFLEGHAR                          DAVE PFLEGHAR
   CHIEF FINANCIAL OFFICER                CHIEF FINANCIAL OFFICER

LITIGATION RESOURCES OF                LITIGATION RESOURCES OF
 AMERICA-MIDWEST, INC.                  AMERICA-NORTHEAST, INC.


BY:                                    BY:
   -------------------------------        ---------------------------------
   DAVE PFLEGHAR                          DAVE PFLEGHAR
   CHIEF FINANCIAL OFFICER                CHIEF FINANCIAL OFFICER

BLOCK COURT REPORTING, INC.            BLOCK TAPE TRANSCRIPTION
                                        SERVICES, INC.


BY:                                    BY:
   -------------------------------        ---------------------------------
   DAVE PFLEGHAR                          DAVE PFLEGHAR
   CHIEF FINANCIAL OFFICER                CHIEF FINANCIAL OFFICER

AMICUS ONE LEGAL SUPPORT               TEXAS COMMERCE BANK
 SERVICES, INC.                         NATIONAL ASSOCIATION


                                       BY:
----------------------------------        ---------------------------------
NAME:                                     CARLOS VALDEZ
TITLE:                                    VICE PRESIDENT

EXHIBIT G


                                   EXHIBIT A

                               ADDENDUM AGREEMENT
                                       TO
                            SHAREHOLDERS' AGREEMENT


          THIS AGREEMENT made this ____ day of September__, 1997, among AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation (the "Proposed Shareholder"), and each of the parties listed on the signature pages hereof (the "Shareholders");

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, LITIGATION RESOURCES OF AMERICA, INC. (the "Corporation"), and the Shareholders, who are the holders of all of the issued and outstanding shares of common stock, $0.01 par value ("Common Stock"), of the Corporation, are parties to a First Amended and Restated Shareholders' Agreement dated as of May 14, 1997 (the "Agreement"), pertaining to the ownership and transferability of shares of Common Stock of the Corporation by the Shareholders and other matters; and

          WHEREAS, the Corporation proposes to issue an aggregate of 116,471 shares of Common Stock of the Corporation to the Proposed Shareholder; and

          WHEREAS, the Corporation proposes to also issue a Convertible Subordinated Promissory Note in the aggregate principal amount of $560,000 (the "Convertible Note"), convertible under the terms and conditions set forth therein into shares of Common Stock (the "Conversion Shares");

          WHEREAS, Section 13(j) of the Agreement requires the Proposed Shareholder to execute an Addendum Agreement in substantially the form of this instrument;

          NOW, THEREFORE, in consideration of the premises, the Proposed Shareholder hereby agrees as follows:

          1. The Proposed Shareholder agrees that upon the transfer or issuance to him of 116,471 shares of Common Stock of the Corporation as contemplated herein, he will become a Shareholder and will become bound by and will observe and perform, and such shares, along with all shares hereafter acquired (including, but not limited to any "Conversion Shares"), will continue to be subject to, all of the terms and conditions of the Agreement. The Corporation and the Shareholder agree and understand that it is anticipated that such shares will eventually be distributed to the shareholders of the Shareholder and that provided that such shareholders execute an

Addendum Agreement in substantially the form of this Agreement and such distribution is permissible under applicable securities laws, such distribution shall be permitted by the Corporation.

          2. The address to which all notices, requests, consents and other communications under the Agreement shall be sent to the Proposed Shareholder as provided in Section 11 of the Agreement, is as set forth below.

          3. This Addendum Agreement shall be attached to and become part of the Agreement.


                                 THE CORPORATION:

                               LITIGATION RESOURCES OF AMERICA, INC.
                               a Texas corporation


                               By:
                                  ---------------------------------
                               Name:
                                  ---------------------------------
                               Title:
                                  ---------------------------------


                                THE PROPOSED SHAREHOLDER:

                                  No. of
                                 Shares of
                                  Common
Address                         Stock Owned               Name
-------                         -----------               ----

c/o Thomas J. Kovarcik, Esq.     116,471     AMICUS ONE LEGAL SUPPORT SERVICES,
                                             INC., a New York corporation



                               By:
                                  ---------------------------------
                               Name:
                                  ---------------------------------
                               Title:
                                  ---------------------------------

EXHIBIT I-1

                             STOCK PLEDGE AGREEMENT


          THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of the __th day of September, 1997, by AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation (the "Pledgor"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation ("Parent") and LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation ("Northeast"). Parent and Northeast are sometimes referred to herein as "Secured Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor, the Stockholders of the Pledgor (the "Stockholders"), Parent and Northeast Party have entered into an Agreement of Purchase and Sale of Assets dated September __, 1997 (the "Purchase Agreement"), pursuant to which Pledgor has sold to Secured Parties substantially all of the assets involved in the business of Pledgor; and

     WHEREAS, Pledgor and the Stockholders have certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor and the Stockholders to indemnify Secured Parties for any breaches of representations and warranties of Pledgor or the Stockholders contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement the Secured Parties are obligated to issue at the Closing (as defined in the Purchase Agreement) certain shares of common stock, $.01 par value (the "Parent Stock") and the Note (as defined in the Purchase Agreement), and the Pledgor has the right to convert at certain times sums due under the Note into additional shares of Parent Stock, on the terms and conditions contained in the Note; and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge the Parent Stock issued at the Closing and issued upon conversion of the Note to the Secured Parties to secure certain of the obligations of Pledgor and the Stockholders under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement):

     1. Pledge of Parent Stock. Pledgor hereby pledges and grants to Secured Parties a security interest in the Parent Stock, which shall attach immediately upon each issuance of Parent

Stock whether issued at the Closing or upon conversion of the Note. Pledgor will deliver to Secured Parties the certificate or certificates representing the Parent Shares immediately upon the earlier of (i) payment of the Note in full or conversion of the Note into Parent, or (ii) immediately following the delivery of notice to the Pledgor/Seller of an Offset Claim which exceeds the unpaid principal amount of the Note, in order that Secured Parties might perfect their security interest therein. The Pledgor and the Secured Parties hereby acknowledge and agree that the value of the Parent Stock shall be deemed to be $8.50 per share of Parent Stock; provided, however, that if the Parent has successfully consummated a public offering of its shares of Parent Stock, then it shall mean the average public trading price of each share of Parent Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Parties/Buyer to the Pledgor/Seller of the notice of Offset Claim, as such term is defined in the Purchase Agreement (the "Agreed Value"). Pledgor shall possess all voting rights pertaining to the Parent Stock, so long as an Event of Offset, as hereinafter defined in this Pledge Agreement, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9.14 of the Purchase Agreement, and Secured Parties shall have no voting rights that may be presently or hereafter attributable to the Parent Stock. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9.14 of the Purchase Agreement, then Pledgor shall have the right to receive all dividends, if any, on the Parent Stock, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Parent Stock, if any, as well as all other rights with respect to the Parent Stock except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and
(i) has been resolved, either by failure to timely dispute it as required by
Section 9.14 of the Purchase Agreement, by agreement or by arbitration decided in favor of Secured Parties (a "Resolved Event of Offset") or (ii) has been submitted to arbitration in accordance with Section 9.14 of the Purchase Agreement which arbitration is still pending or in process (a "Continuing Event of Offset"), then Secured Parties shall have the right to designate a representative or trustee to vote those shares of Parent Stock covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares, to the extent permissible under applicable law.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Parties that:

          (a) Pledgor will not, without the written consent of Secured Parties, sell, contract to sell, encumber, or dispose of the Parent Stock or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Parties/Buyer to the Pledgor/Seller of a notice of Offset Claim shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Parties may, at their option, exercise with reference to the Parent Stock any and all of the rights and remedies of a Secured Parties under the Uniform Commercial Code as adopted in the State of New York and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Parent Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Parties, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Parties may elect. Notwithstanding anything to the contrary contained herein, the Secured Parties shall only foreclose on that portion of the Parent Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Parties in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Parent Stock shall be deemed to be the value that the Secured Parties is receiving on the foreclosure of the Parent Stock and Secured Parties shall not be entitled to foreclose on more Parent Stock than is necessary to recover all of its damages resulting from the Resolved Event of Offset.

          (b) Secured Parties are hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Parent Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Parties's election, to apply such amounts to the obligations, only if due, and in such order as Secured Parties may elect or Secured Parties may, at their option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Parties in order to permit Secured Parties to sell, at foreclosure or other private sale, Pledgor's interest in the Parent Stock pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Parties the certificate or certificates representing the Parent

     Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas or New York, as applicable, and to take such other action as may be necessary to permit Secured Parties to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of (i) termination of the Purchase Agreement, (ii) termination of this Pledge Agreement by written notice of the Secured Parties to the Pledgor, or (iii) three (3) years after the date of this Pledge Agreement, provided that no Continuing Event of Offset exists which has not been satisfied by Pledgor, or if there is an Continuing Event of Offset, the pledge shall continue only to the extent of the amount of Stock based on the Stock Agreed Value equal to the amount of damages reasonably expected to be caused by the Continuing Event of Offset; provided however, upon the expiration of six months, two years and three years after the date of this Pledge Agreement (each a "Release Date"), the following provisions shall apply: (a) if no Offset Claim or Continuing Event of Offset exists on such Release Date, the Secured party shall release one-third (1/3) of the number of shares Stock originally pledged under this Pledge Agreement from the pledge established hereby, and the remaining shares of Stock shall remain pledged under the terms and conditions of this Pledge Agreement; or (b) if an Offset Claim or Continuing Event of Offset exists, the amount of Damages resulting from such Offset Claim or Continuing Event of Offset shall be determined, and on the first Release Date, the second Release Date and the third Release Date, one third (1/3), one half (1/2) and all of the remaining Stock, respectively, that have not been Offset against shall be released from the pledge established hereby and delivered to the Pledgor and the remaining shares of Stock shall remained pledged under the terms and conditions of this Pledge Agreement.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Parties shall immediately release their security interest in the Parent Stock. In addition, Secured Parties shall deliver the certificate or certificates representing the Parent Stock to Pledgor if Secured Parties has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Parties shall automatically terminate and Secured Parties shall thereafter have no interest whatsoever in the Parent Stock.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor:      c/o Thomas J. Kovarcik, Esq.
                         237 Park Avenue
                         21/st/ Floor
                         New York, New York 10017
     If to the
     Secured Parties:    Litigation Resources of America-Northeast, Inc.
                         Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002
                         Attn: President

     Copy to:            Boyer Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas  77046
                         Attn:  John R. Boyer, Jr.

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the New York, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Arbitration. The arbitration provisions contained in Section 9.14 of the Purchase Agreement shall govern this Pledge Agreement.

     18. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                         PLEDGOR:

                         AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation


                         By:________________________________
                            Name:___________________________
                            Title:__________________________

                         SECURED PARTIES:

                         LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation

                         By:_______________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                         LITIGATION RESOURCES OF AMERICA-NORTHEAST,
                         INC., a New York corporation

                         By:_______________________________________________
                               Name:_______________________________________
                               Title:______________________________________

EXHIBIT I-2

                                ESCROW AGREEMENT


          This Escrow Agreement (the "Agreement") is dated effective as of the __th day of September __, 1997, by and between LITIGATION RESOURCES OF AMERICA-NORTHEAST, INC., a New York corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation which is the owner of all of the authorized and issued capital stock of the Buyer (the "Parent"), and AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York corporation (the "Seller") and Richard A. Portas, a resident of New Jersey, individually ("Portas"), Joseph N. Spinozzi, a resident of New York, individually ("Spinozzi"), Carl Anderson, a resident of New York, individually ("Anderson") and Howard Breshin, a resident of New York, individually ("Breshin") (Portas, Spinozzi, Anderson and Breshin being collectively referred to sometimes as the "Seller's Stockholders"), and Thomas
J. Kovarcik, Esq., as escrow Agent (the "Escrow Agent"). All defined terms contained in this Agreement shall have the meanings ascribed to them in the Agreement of Purchase and Sale of Assets Purchase Agreement, dated September __, 1997 by and between the Buyer, Parent, Seller and Seller's Stockholders (the "Purchase Agreement"), or the Pledge Agreement (as such term is defined in the Purchase Agreement), unless otherwise specifically indicated. Parent, Buyer, Seller, Seller's Stockholders and Escrow Agent are sometimes hereinafter referred to collectively as the "Parties" and individually as a "Party".

                              W I T N E S S E T H:

          WHEREAS, pursuant to the terms of the Purchase Agreement Buyer has purchased from Seller, and Seller has sold to Buyer, the Assets;

          WHEREAS, the Pledge Agreement requires that Seller deliver to Secured Parties the certificate or certificates representing the Parent Shares (collectively, the "Escrowed Shares") immediately upon the earlier of (i) payment of the Note in full or conversion of the Note into Parent, or (ii) immediately following the delivery of notice to the Pledgor/Seller of an Offset Claim which exceeds the unpaid principal amount of the Note, in order that Secured Parties might perfect their security interest therein, to secure certain potential obligations of the Seller to the Secured Parties; and

          WHEREAS, the Escrowed Shares would be delivered to the Secured Parties under the Pledge Agreement, but for their being held in escrow pursuant to this Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        1. Delivery of Escrow Shares. The Escrowed Shares have been delivered to Escrow Agent, and Escrow Agent acknowledges receipt thereof. The Parties agree that the Escrow Agent shall hold the Escrow Shares in escrow until delivered to the Secured Parties or returned to the Seller in accordance with the terms of this Agreement.

        2. Delivery of Escrowed Shares to Secured Parties. Immediately upon the earlier of (i) payment of the Note in full or conversion of the Note into Parent, or (ii) delivery of notice to the Pledgor/Seller and to the Escrow Agent of an Offset Claim which exceeds the unpaid principal amount of the Note, the Escrow Agent shall deliver the Escrowed Shares to the Secured Parties in order that Secured Parties might perfect their security interest therein.

        3. Termination and Distribution. This Escrow Agreement shall terminate upon delivery of the Escrowed Shares to the Secured Party or termination of the Pledge Agreement, whichever shall first occur. In the event that the Pledge Agreement terminates prior to the delivery of the Escrowed Shares under Section 2, the Escrowed Shares shall be returned to the Seller.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties to be effective as of the date first set forth above.

                         BUYER:

                         LITIGATION RESOURCES OF
                         AMERICA-NORTHEAST , INC.,
                         a New York corporation

                         By:
                            ___________________________________________
                            Richard O. Looney, Chairman and
                            Chief Executive Officer

                         PARENT:

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation

                         By:
                            ___________________________________________
                              Richard O. Looney, Chairman and
                              Chief Executive Officer

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

                         SELLER:

                         AMICUS ONE LEGAL SUPPORT SERVICES, INC., a New York Corporation

                         By:
                            __________________, __________

                         SELLER'S STOCKHOLDERS


                            _____________________________________________
                            RICHARD A. PORTAS, Individually


                            _____________________________________________
                            JOSEPH N. SPINOZZI, Individually


                            _____________________________________________
                            CARL ANDERSON, Individually


                            _____________________________________________
                            HOWARD BRESHIN, Individually

                            ESCROW AGENT:


                            _____________________________________________
                            THOMAS J. KOVARCIK, ESQ., Individually

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